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                                                                    Exhibit 10.1

                            CORPUS CHRISTI LNG, L.P.
                        (A Delaware limited partnership)

                          LIMITED PARTNERSHIP AGREEMENT

THE SECURITIES REPRESENTED BY THIS INSTRUMENT OR DOCUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED AT ANY TIME, EXCEPT UPON DELIVERY TO THE PARTNERSHIP OF AN OPINION OF COUNSEL SATISFACTORY TO THE GENERAL PARTNER OF THE PARTNERSHIP THAT REGISTRATION IS NOT REQUIRED FOR SUCH TRANSFER OR THE SUBMISSION TO THE GENERAL PARTNER OF THE PARTNERSHIP OF SUCH OTHER EVIDENCE AS MAY BE SATISFACTORY TO THE GENERAL PARTNER TO THE EFFECT THAT ANY SUCH TRANSFER OR SALE WILL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER.

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                                TABLE OF CONTENTS

ARTICLE I DEFINITIONS..........................................................1

   1.1      "ACT"..............................................................1
   1.2      "ADDITIONAL CONTRIBUTED EQUITY"....................................1
   1.3      "ADJUSTED CAPITAL ACCOUNT BALANCE".................................1
   1.4      "AFFILIATE"........................................................1
   1.5      "AFFILIATE TRANSACTION"............................................1
   1.6      "AGREEMENT"........................................................1
   1.7      "ASSET VALUE"......................................................2
   1.8      "BANKRUPTCY".......................................................2
   1.9      "BANKRUPTCY ACTION"................................................2
   1.10     "BANKRUPTCY LAW"...................................................3
   1.11     "CAPITAL ACCOUNT"..................................................3
   1.12     "CHANGE OF CONTROL"................................................3
   1.13     "CONSTRUCTION PERIOD"..............................................3
   1.14     "CONTRIBUTED EQUITY"...............................................4
   1.15     "CONTRIBUTING PARTNER".............................................4
   1.16     "CONTRIBUTION DATE"................................................4
   1.17     "CONTROL"..........................................................4
   1.18     "DELINQUENT CONTRIBUTION"..........................................4
   1.19     "DELINQUENT PARTNER"...............................................4
   1.20     "DEPRECIATION".....................................................4
   1.21     "DIRECTOR".........................................................4
   1.22     "EARLY CONTRIBUTION DATE"..........................................4
   1.23     "ENVIRONMENTAL LAWS"...............................................4
   1.24     "FERC".............................................................5
   1.25     "FINANCING PLAN"...................................................5
   1.26     "GAAP".............................................................5
   1.27     "GENERAL PARTNER"..................................................5
   1.28     "GOVERNMENTAL ENTITY"..............................................5
   1.29     "GOVERNMENTAL PERMITS".............................................5
   1.30     "INDEMNITEE".......................................................5
   1.31     "INTEREST".........................................................5
   1.32     "I.R.C."...........................................................6
   1.33     "LIMITED PARTNERS".................................................6
   1.34     "LIQUIDATOR".......................................................6
   1.35     "MAJOR DECISIONS"..................................................6
   1.36     "MAJORITY".........................................................6
   1.37     "MAJORITY IN INTEREST".............................................6
   1.38     "MATERIAL ADVERSE EFFECT"..........................................6
   1.39     "MINIMUM GAIN".....................................................6
   1.40     "NET CASH FLOW"....................................................6
   1.41     "NONRECOURSE DEDUCTIONS"...........................................6
   1.42     "OTHER PARTNERS"...................................................6
   1.43     "PARTNER"..........................................................6
   1.44     "PARTNER NONRECOURSE DEBT".........................................6
   1.45     "PARTNER NONRECOURSE DEBT MINIMUM GAIN"............................7
   1.46     "PARTNER NONRECOURSE DEDUCTIONS"...................................7
   1.47     "PARTNERSHIP"......................................................7

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   1.48     "PARTNERSHIP ACCOUNTANT"...........................................7
   1.49     "PARTNERSHIP ASSETS"...............................................7
   1.50     "PARTNERSHIP MINIMUM GAIN".........................................7
   1.51     "PERCENTAGE INTEREST"..............................................7
   1.52     "PERSON"...........................................................7
   1.53     "POSTCONSTRUCTION PERIOD"..........................................7
   1.54     "PRECONSTRUCTION PERIOD"...........................................7
   1.55     "PROFIT" AND "LOSS"................................................7
   1.56     "PROJECT"..........................................................8
   1.57     "PROJECT APPROVAL".................................................8
   1.58     "PROPERTY".........................................................8
   1.59     "REGULATIONS"......................................................8
   1.60     "REQUIREMENTS OF LAW"..............................................8
   1.61     "TEAM MEMBER"......................................................8

ARTICLE II FORMATION OF THE PARTNERSHIP........................................8

   2.1      FORMATION OF LIMITED PARTNERSHIP...................................8
   2.2      NAME...............................................................8
   2.3      CHARACTER OF BUSINESS..............................................9
   2.4      REGISTERED OFFICE AND AGENT........................................9
   2.5      OTHER FILING.......................................................9
   2.6      TERM AND FISCAL YEAR...............................................9

ARTICLE III CAPITAL/PERCENTAGE INTERESTS/FUTURE FINANCING......................9

   3.1      CAPITAL CONTRIBUTIONS..............................................9
   3.2      PERCENTAGE INTERESTS CAPITAL......................................10
   3.3      FUTURE FINANCING..................................................10
   3.4      ADDITIONAL CONTRIBUTED EQUITY.....................................10
   3.5      DELINQUENT CONTRIBUTIONS..........................................11
   3.6      CONSTRUCTION FINANCING............................................11
   3.7      NO FURTHER CONTRIBUTED EQUITY.....................................12
   3.8      RETURN OF CAPITAL.................................................13
   3.9      BENEFIT OF OBLIGATIONS............................................13
   3.10     RETURN OF REAL PROPERTY...........................................13

ARTICLE IV CAPITAL ACCOUNTS, ALLOCATIONS, AND TAX MATTERS.....................13

   4.1      CAPITAL ACCOUNTS..................................................13
   4.2      ALLOCATION OF PROFIT AND LOSS.....................................14
   4.3      SPECIAL ALLOCATIONS...............................................14
   4.4      I.R.C. SECTION 704(C) TAX ALLOCATION..............................16
   4.5      SPECIAL ALLOCATIONS REGARDING PAYMENTS TO AFFILIATES..............16
   4.6      ALLOCATION OF GAINS AND LOSSES UPON LIQUIDATION...................16
   4.7      ALLOCATION FOR GAAP AND FINANCIAL REPORTING.......................16
   4.8      PARTNER ACKNOWLEDGMENT............................................17

ARTICLE V DISTRIBUTIONS.......................................................17

   5.1      DISTRIBUTIONS OF NET CASH FLOW....................................17
   5.2      TAX DISTRIBUTIONS.................................................17
   5.3      DISTRIBUTIONS IN LIQUIDATION......................................17

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF THE PARTNERS.....................18

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   6.1      IN GENERAL........................................................18
   6.2      REPRESENTATIONS AND WARRANTIES....................................18

ARTICLE VII RIGHTS AND OBLIGATIONS OF PARTNERS................................20

   7.1      LIMITED LIABILITY.................................................20
   7.2      LIABILITY OF A PARTNER TO THE PARTNERSHIP.........................20
   7.3      EXCULPATION.......................................................21
   7.4      PARTICIPATION IN MANAGEMENT.......................................21
   7.5      SURVIVAL OF OBLIGATIONS...........................................21

ARTICLE VIII MEETINGS OF PARTNERS.............................................21

   8.1      PLACE OF MEETINGS AND MEETINGS BY TELEPHONE.......................21
   8.2      CALL OF MEETINGS..................................................21
   8.3      NOTICE OF MEETINGS OF PARTNERS....................................21
   8.4      MANNER OF GIVING NOTICE...........................................21
   8.5      ADJOURNED MEETING; NOTICE.........................................22
   8.6      QUORUM; VOTING....................................................22
   8.7      WAIVER OF NOTICE BY CONSENT OF ABSENT PARTNERS....................22
   8.8      PARTNER ACTION BY WRITTEN CONSENT WITHOUT A MEETING...............22
   8.9      RECORD DATE FOR PARTNER NOTICE, VOTING, AND GIVING CONSENTS.......22
   8.10     PROXIES...........................................................23

ARTICLE IX INDEMNIFICATION OF PARTNERS........................................23

   9.1      GENERAL...........................................................23
   9.2      ENVIRONMENTAL.....................................................23
   9.3      LIMITATIONS.......................................................24

ARTICLE X MANAGEMENT OF THE PARTNERSHIP.......................................24

   10.1     THE GENERAL PARTNER...............................................24
   10.2     MAJOR DECISIONS...................................................25
   10.3     RESIGNATION.......................................................26
   10.4     REMUNERATION OF GENERAL PARTNER; REIMBURSEMENT OF EXPENSES........26
   10.5     LIMITATION ON LIABILITY OF GENERAL PARTNER; INDEMNIFICATION.......26
   10.6     NO GUARANTEE OF RETURN BY GENERAL PARTNER.........................26
   10.7     OTHER BUSINESSES OR VENTURES......................................27
   10.8     AFFILIATE TRANSACTIONS............................................27
   10.9     REMOVAL OF CORPUS GP AS GENERAL PARTNER...........................27
   10.10    OFFICERS AND EMPLOYEES............................................27

ARTICLE XI COVENANTS..........................................................28

   11.1     COVENANTS OF THE PARTNERSHIP AND THE PARTNERS.....................28
   11.2     COVENANTS OF THE PARTNERSHIP AND THE GENERAL PARTNER..............29

ARTICLE XII RECORDS AND REPORTS...............................................31

   12.1     MAINTENANCE AND INSPECTION OF PARTNER REGISTER....................31
   12.2     MAINTENANCE AND INSPECTION OF PARTNERSHIP AGREEMENT...............31
   12.3     MAINTENANCE AND INSPECTION OF OTHER RECORDS.......................31

ARTICLE XIII BOOKS, FINANCIALS AND TAX MATTERS................................31

   13.1     BOOKS AND RECORDS.................................................31
   13.2     FINANCIAL REPORTS.................................................32

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   13.3     TAX RETURNS.......................................................32
   13.4     TAX ELECTIONS.....................................................32
   13.5     TAX MATTERS PARTNER...............................................32
   13.6     THE PARTNERSHIP ACCOUNTANT........................................33

ARTICLE XIV NONDISCLOSURE OF INFORMATION......................................33

   14.1     CONFIDENTIALITY...................................................33
   14.2     DUTY OF CARE......................................................34

ARTICLE XV TRANSFERABILITY....................................................34

   15.1     TRANSFERABILITY OF INTERESTS......................................34
   15.2     OPTION TO PURCHASE................................................34
   15.3     BPU RIGHT TO SELL.................................................35
   15.4     BPU TAG-ALONG RIGHT...............................................35

ARTICLE XVI SUBSTITUTED PARTNERS..............................................36

ARTICLE XVII WAIVER OF PARTITION/COVENANT AGAINST RESIGNATION.................36

   17.1     WAIVER OF PARTITION...............................................36
   17.2     COVENANT NOT TO RESIGN OR DISSOLVE................................36

ARTICLE XVIII ADDITIONAL PARTNERS.............................................37

ARTICLE XIX DISSOLUTION.......................................................37

   19.1     DISSOLUTION.......................................................37
   19.2     DEEMED LIQUIDATION................................................38
   19.3     BANKRUPTCY, ETC., OF A LIMITED PARTNER............................38

ARTICLE XX DISPUTE RESOLUTION.................................................38

ARTICLE XXI MISCELLANEOUS.....................................................39

   21.1     AMENDMENTS........................................................39
   21.2     CHECKS, DRAFTS, EVIDENCE OF INDEBTEDNESS..........................39
   21.3     NOTICES...........................................................39
   21.4     GOVERNING LAW.....................................................40
   21.5     HEADINGS..........................................................40
   21.6     EXTENSION NOT A WAIVER............................................40
   21.7     PUBLICITY.........................................................40
   21.8     CONSTRUCTION AND AMENDMENT........................................40
   21.9     FURTHER ACTION....................................................40
   21.10    VARIATION OF PRONOUNS.............................................40
   21.11    SUCCESSORS AND ASSIGNS............................................41
   21.12    COUNTERPARTS......................................................41
   21.13    AMBIGUITIES.......................................................41
   21.14    TIME OF THE ESSENCE...............................................41
   21.15    ENTIRE AGREEMENT..................................................41

Exhibit A       Interests
Exhibit B       Cheniere's Contribution
Exhibit C       BPU's Contribution
Exhibit D       Land Plat

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                          LIMITED PARTNERSHIP AGREEMENT

       This Limited Partnership Agreement (this "Agreement") of Corpus Christi LNG, LP, is entered into and effective as of May 15, 2003 (the "Effective Date"), by and among Corpus Christi LNG-GP, Inc., a Delaware corporation ("Corpus GP"), as the general partner, BPU LNG, a Delaware limited liability company, as a limited partner ("BPU"), and Cheniere LNG, Inc., a Delaware corporation, as a limited partner ("Cheniere"). Cheniere and BPU and any other party admitted as a limited partner in accordance with the terms hereof are hereinafter collectively referred to as the "Limited Partners" and individually, as a "Limited Partner". The General Partner and the Limited Partners are herein collectively referred to as the "Partners".

                                R E C I T A L S:

       This Partnership was formed as of the Effective Date to develop, build, own and operate a liquefied natural gas receiving and regasification facility at the Sherwin Alumina site in Corpus Christi, Texas and as further shown on the plat on Exhibit D (the "Project");

       NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the General Partner and the Limited Partners hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

       The following terms, as used herein, shall have the following respective meanings:

       1.1 "Act" shall mean the Delaware Revised Uniform Limited Partnership Act, as may from time to time have been or may be amended, or from and after the date any successor statute applicable to the Partnership, in each case as amended at such time by amendments that are, at that time applicable to the Partnership.

       1.2 "Additional Contributed Equity" means, with respect to any Partner the amount of capital contributed by such Partner to the Partnership in accordance with Section 3.4 of this Agreement.

       1.3 "Adjusted Capital Account Balance" means, with respect to any Partner for any period, the balance, if any, in such Partner's Capital Account as of the end of such period after giving effect to adjustments in accordance with Section 1.704 of the Regulations.

       1.4 "Affiliate" means with respect to any Person, a second Person which is controlled by, controls or is under common control with such first Person and, with respect to the Partnership, any constituent party of the Partnership. For purposes of the foregoing, "control" of any Person means the power to direct the management and policies of such Person, whether by the ownership of voting securities, by contract or otherwise.

       1.5    "Affiliate Transaction" has the meaning set forth in Section 10.8.

       1.6 "Agreement" means this Limited Partnership Agreement, as amended or restated from time to time.

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       1.7    "Asset Value" with respect to any Partnership Asset means:

              (a) The fair market value or otherwise agreed value on the date of contribution of any asset contributed to the Partnership by any Partner;

              (b) The fair market value or otherwise agreed value on the date of distribution of any asset distributed by the Partnership to any Partner as consideration for an Interest in the Partnership;

              (c) The fair market value of all Partnership Assets at the time of the happening of any of the following events: (A) the admission of a Partner to, or the increase of an Interest of an existing Partner in, the Partnership in exchange for Contributed Equity; or (B) the liquidation of the Partnership under
Section 1.704-1(b)(2)(ii)(g) of the Regulations; or

              (d)    The basis of the asset in all other circumstances.

       1.8    "Bankruptcy" with respect to any Person means any one of:

              (a) The filing of a voluntary petition in bankruptcy or reorganization or the filing for adoption of an arrangement under the United States Bankruptcy Code;

              (b) The making of a general assignment for the benefit of creditors; or

              (c) The commencement against such Person of an involuntary case seeking the liquidation or reorganization of such Person under the Bankruptcy Laws or an involuntary case or proceeding seeking the appointment of a receiver, custodian, trustee or similar official for it, or to take possession of all or substantially all of its property, and any of the following events occur (i) such Person consents to such involuntary case or proceeding, (ii) the petition commencing the involuntary case or preceding remains undismissed and unstayed for a period of sixty (60) days, or (iii) an order for relief shall have been issued or entered therein or a receiver, custodian, trustee or similar official appointed.

       1.9    "Bankruptcy Action" means:

              (a) Taking any action that might cause the Partnership or the General Partner to become insolvent; or

              (b) Commencing any case, proceeding or other action on behalf of the Partnership or the General Partner under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors;

              (c) Instituting proceedings to have the Partnership or the General Partner adjudicated as bankrupt or insolvent;

              (d) Consenting to, or acquiescing in, the institution of bankruptcy or insolvency proceedings against the Partnership or the General Partner or the Partnership or the General Partner being adjudicated as bankrupt or insolvent;

              (e) Filing a petition or consenting to a petition seeking reorganization, arrangement, adjustment, winding-up, dissolution, composition, liquidation or other relief on

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behalf of the Partnership or the General Partner of its debts under federal or state law relating to bankruptcy;

              (f) Seeking or consenting to the appointment of a receiver, Liquidator, assignee, trustee, sequestrator, custodian or any similar official for the Partnership or the General Partner or a substantial portion of either of their properties or the appointment thereof;

              (g) Making any assignment for the benefit of the Partnership's or the General Partner's creditors; or

              (h) Taking any action or causing the Partnership or the General Partner to take any action in furtherance of any of the foregoing.

       1.10 "Bankruptcy Law" means Title 11 U.S. Code, or any similar federal or state law for the relief of debtors.

       1.11 "Capital Account" means the capital account maintained for each Partner in accordance with Section 4.1 of this Agreement.

       1.12   "Change of Control" means:

              (a) with respect to any Person, the occurrence of any of the following:

              (1) the sale of all or substantially all of that Person's assets, stock, membership or Partnership interests;

              (2) the merger, reorganization, share exchange, recapitalization, restructuring or consolidation of that Person, other than a transaction that would result in the voting securities of that Person outstanding immediately prior thereto to continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of that Person or such surviving entity outstanding immediately after such transaction; or

              (3) the acquisition by any "Person" or "Group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) of an aggregate of 40% or more of the beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934) of the issued and outstanding voting securities of that Person; or

              (b)    with respect to the Partnership:

              (1) the admission by the Partnership of any additional or substitute General Partner; or

              (2) any issuance of additional Limited Partner Interests or any sale by Cheniere or any of Cheniere's Affiliates of their General Partner or Limited Partner Interests such that the total of Interests owned by Cheniere and its Affiliates constitutes less than twenty-five percent (25%) of all then-outstanding Interests.

       1.13 "Construction Period" means that period beginning with the receipt by the Partnership of Project Approval and ending immediately prior to the first tolling of liquid natural gas through the Project for customers of the Partnership.

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       1.14   "Contributed Equity" of any Partner means that amount of capital actually contributed by the Partner to the Partnership pursuant to this Agreement.

       1.15   "Contributing Partner" has the meaning set forth in Section 3.5.

       1.16   "Contribution Date" has the meaning set forth in Section 3.4.

       1.17 "Control" (including the terms "controlling", "controlled by" or "under common control with") means the possession, directly or indirectly, through one or more intermediaries, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

       1.18   "Delinquent Contribution" has the meaning set forth in Section
3.5.

       1.19   "Delinquent Partner" has the meaning set forth in Section 3.5.

       1.20 "Depreciation" for each fiscal year shall mean an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to a Partnership Asset for such fiscal year, except that if the Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such fiscal year, Depreciation with respect to that asset shall be an amount that bears the same ratio to such beginning Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction with respect to that asset for such fiscal year bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction with respect to that asset for such fiscal year is zero, Depreciation shall be determined with reference to such beginning Asset Value using any reasonable method determined by the General Partner.

       1.21 "Director" means the Person designated by BPU to serve as an unpaid member of the highest governing body of the General Partner in accordance with Section 10.1 hereof.

       1.22   "Early Contribution Date" has the meaning set forth in Section
3.4(b).

       1.23 "Environmental Laws" means any federal, state, or local statute, code, ordinance, rule, regulation, permit, consent, approval, license, judgment, order, writ, judicial decision, common law rule, decree, agency interpretation, injunction or other authorization or requirement whenever promulgated, issued, or modified, including the requirement to register underground storage tanks, relating to:

              (a) emissions, discharges, spills, releases, or threatened releases of pollutants, contaminants, hazardous substances, materials containing hazardous substances, or hazardous or toxic materials or wastes into ambient air, surface water, groundwater, watercourses, publicly or privately owned treatment works, drains, sewer systems, wetlands, septic systems, or onto land;

              (b) the use, treatment, storage, disposal, handling, manufacturing, transportation. or shipment of hazardous substances, materials containing hazardous substances, or hazardous and/or toxic wastes, material, products, or by-products (or of equipment or apparatus containing hazardous substances) as defined in or regulated under any statutes and their implementing regulations including but not limited to: the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901

                                        4

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et seq., the Comprehensive Environmental Response, Compensation and Liability
Act, as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C.
Section 9601 et seq., and/or the Toxic Substance Control Act. 15 U.S.C. Section 2601 et seq., each as amended from time to time; 42 U.S.C. 7401 et seq., 15, U.S. C. 791 et seq., and

              (c) otherwise relating to the pollution or the protection of human health or the environment.

       1.24   "FERC" means the Federal Energy Regulatory Commission.

       1.25 "Financing Plan" means any financing plan for the operating and construction expenses related to the Project during the Construction Period, which Financing Plan shall describe in detail all intended sources and uses of all Partnership funds during the Construction Period, including, without limitation, the following:

              (a) copies of or reasonably detailed descriptions of all material terms of all agreements to be entered into by the Partnership or by the General Partner on behalf of the Partnership for the admission of additional Limited Partners, including alternate classes of partnership interests and any dilution of existing Limited Partners' Interests;

              (b) copies of or reasonably detailed descriptions of all material terms of all agreements to be entered into by the Partnership or by the General Partner on behalf of the Partnership for the obtainment of loans or debt financing by the Partnership or by the General Partner on behalf of the Partnership;

              (c) copies of or reasonably detailed descriptions of all material terms of all agreements to be entered into by the Partnership or by the General Partner on behalf of the Partnership for the purchase of goods or services in excess of One Hundred Thousand Dollars ($100,000) from a single provider in one or more transactions; and

              (d) projected monthly statements of operations for the Construction Period.

       1.26 "GAAP" means generally accepted accounting principles consistently applied in the United States of America.

       1.27 "General Partner" means Corpus Christi LNG-GP, Inc. (also referred to herein as "Corpus GP"), the sole general partner of the Partnership or any replacement or successor appointed pursuant to the provisions of this Agreement.

       1.28 "Governmental Entity" means any United States federal, state or local, or any foreign government, governmental authority, regulatory or administrative agency, governmental commission, court or tribunal (or any department, bureau or division thereof).

       1.29 "Governmental Permits" means all franchises, approvals, authorizations, permits, licenses, easements, registrations, qualifications, leases, variances and similar rights required by the Partnership, as the case may be, from any Governmental Entity for the Project.

       1.30   "Indemnitee" has the meaning set forth in Section 10.5(b).

       1.31 "Interest" means the ownership interest of a Partner in the Partnership (which shall be considered personal property for all purposes), consisting of (i) such Partner's

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Percentage Interest in Profit, Loss, allocations of other items of income, gain, deduction, and loss and distributions, (ii) such Partner's right to vote or grant or withhold consents with respect to Partnership matters as provided herein or in the Act, and (iii) such Partner's other rights and privileges as herein provided.

       1.32   "I.R.C." means the Internal Revenue Code of 1986, as amended.

       1.33 "Limited Partners" means the parties set forth on Exhibit A and each of the parties who may hereafter become additional or substituted Limited Partners in accordance with this Agreement.

       1.34   "Liquidator" has the meaning set forth in Section 19.1(b).

       1.35   "Major Decisions" has the meaning set forth in Section 10.2.

       1.36   "Majority" means more than 50%.

       1.37 "Majority In Interest" means Partners holding a Majority of the Percentage Interests.

       1.38 "Material Adverse Effect" means (a) any impairment of the ability of the Partnership or any Partner to perform its obligations under this Agreement or to conduct business generally, or of any Partner to enforce any obligation of any other Partner or of the Partnership, or (b) any other material adverse effect on the business, operations, properties, assets, condition or prospects (financial or otherwise) of the Partnership or any Partner or any Property of the Partnership, or (c) any impairment of the validity or enforceability of this Agreement.

       1.39 "Minimum Gain" has the same meaning as the term "partnership minimum gain" in Section 1.704-2(b)(2) and (d) of the Regulations.

       1.40 "Net Cash Flow" means, for any period, the excess of (a) revenues for such period, over (b) expenses for such period.

       1.41 "Nonrecourse Deductions" has the same meaning as in Section 1.704-2(b)(1) of the Regulations.

       1.42 "Other Partners" means each Partner in the Partnership other than the General Partner.

       1.43 "Partner" means each of the parties who executes this Agreement or a counterpart of this Agreement as either a General Partner or a Limited Partner and each of the parties who may hereafter become additional or substituted Limited Partners in accordance herewith. References to the Partner in the singular or as him, her, it, itself, or other like references shall also, where the context so requires be deemed to include the plural or the masculine or feminine reference, as the case may be; references to the Partners in the plural, or other like references shall also, where the context so requires, be deemed to include the singular, as the case may be.

       1.44 "Partner Nonrecourse Debt" has the same meaning as the term "partner nonrecourse debt" in Section 1.704-2(b)(4) of the Regulations.

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       1.45   "Partner Nonrecourse Debt Minimum Gain" has the same meaning as the term "partner nonrecourse debt minimum gain" in Section 1.704-2(i)(2) of the Regulations and shall be determined in the manner set forth in Section 1.704-2(i)(3) of the Regulations.

       1.46   "Partner Nonrecourse Deductions" has the meaning set forth in
Section 1.704-2(i)(1) of the Regulations.

       1.47   "Partnership" means Corpus Christi LNG, L.P.

       1.48   "Partnership Accountant" has the meaning set forth in Section
13.6.

       1.49 "Partnership Assets" means all of the personal and real property, tangible or intangible, owned by the Partnership during the term of its existence.

       1.50 "Partnership Minimum Gain" has the meaning set forth in Section 1.704-2(d) of the Regulations.

       1.51 "Percentage Interest" means for each Partner the percentage set forth opposite such Partner's name on Exhibit A as adjusted pursuant to the provisions of Section 3.5. The combined Percentage Interest of all Partners shall at all times equal one hundred percent (100%).

       1.52 "Person" means an individual, partnership, limited liability company, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

       1.53 "Postconstruction Period" means that period beginning on the first day on which liquid natural gas is tolled through the Project facilities for customers of the Partnership.

       1.54 "Preconstruction Period" means that period beginning with the formation of the Partnership and ending upon the receipt by the Partnership of Project Approval.

       1.55 "Profit" and "Loss" means for each fiscal year or other period, an amount equal to the Partnership's taxable income or tax loss for the fiscal year or other period, determined in accordance with Section 703(a) of the I.R.C. (including all items of income, gain, loss or deduction required to be stated separately under Section 703(a)(1) of the I.R.C.), with the following adjustments:

              (a) any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profit or Loss will be added to taxable income or tax loss;

              (b) any expenditures of the Partnership described in Section 705(a)(2)(B) of the I.R.C. or treated as Section 705(a)(2)(B) expenditures under
Section 1.704-l(b)(2)(iv)(i) of the Regulations, and not otherwise taken into account in computing Profit or Loss, will be subtracted from taxable income or tax loss;

              (c) gain or loss resulting from any disposition of Partnership Assets with respect to which gain or loss is recognized for federal income tax purposes will be computed by reference to the Asset Value of the property, notwithstanding that the adjusted tax basis of the property differs from its Asset Value;

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

              (d) in lieu of Depreciation, amortization and other cost recovery deductions taken into account in computing taxable income or tax loss, there will be taken into account Depreciation for the fiscal year or other period as determined in accordance with Section 1.704-l(b)(2)(iv)(g) of the Regulations;

              (e)    any items specially allocated pursuant to Section 4.3 and
Section 4.5 shall not be considered in determining Profit or Loss; and

              (f) any increase or decrease to Capital Accounts as a result of any adjustment to the book value of Partnership Assets pursuant to Section 1.704-1(b)(2)(iv)(f) or (g) of the Regulations shall constitute an item of Profit or Loss as appropriate.

       1.56 "Project" has the meaning set forth in the Recitals to this Agreement.

       1.57 "Project Approval" means the Partnership's receipt of all final and non-appealable Governmental Permits, including all FERC approvals, necessary to commence construction of the Project on the Property.

       1.58 "Property" means that certain parcel of real property contributed to the Partnership by BPU in accordance with Section 3.1 hereof, as is more completely described on Exhibit C hereto.

       1.59 "Regulations" means the Treasury regulations, including temporary regulations, promulgated under the I.R.C., as from time to time in effect.

       1.60 "Requirements of Law" means, as to any Person, the Certificate or Articles of Formation, Certificate or Articles of Incorporation, bylaws and operating agreement or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

       1.61 "Team Member" means that person designated by BPU in accordance with Section 10.1 hereof to serve as an employee of the General Partner whose salary shall be charged against BPU's Additional Contributed Equity specified in
Section 3.4 hereof.

                                   ARTICLE II
                          FORMATION OF THE PARTNERSHIP

       2.1 Formation of Limited Partnership. The Partners desire to form a limited partnership pursuant to and in accordance with the provisions of the Act. This Agreement constitutes the partnership agreement of such Partnership, effective upon the date of the certificate of limited partnership as filed with the office of the Secretary of State of Delaware. All references to sections of the Act include any corresponding provision or provisions of any such successor statute. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act.

       2.2 Name. The name of the Partnership is Corpus Christi LNG, L.P. The General Partner may, with prior written approval of a majority in number of the Limited Partners, change the name of the Partnership from time to time and shall give prompt written notice thereof to the Limited Partners; provided, however, that such name may not contain any portion of the name or mark of any Limited Partner without such Limited Partner's consent. In any such event, the General Partner shall promptly file in the office of the Secretary of State of Delaware an amendment to the Partnership's certificate of limited partnership reflecting such change of name.

       2.3 Character of Business. The sole purpose of the Partnership shall be to develop, build, own and operate a liquefied natural gas ("LNG") receiving and regasification facility at the Sherwin Alumina site in Corpus Christi, Texas and any and all activities necessary or incidental to the foregoing; provided, however, that under no circumstances shall the Partnership engage in any trading, hedging, futures activities, or any other derivative transactions relating to the buying and selling of natural gas (including LNG) that would expose the Partnership to commodity price fluctuations (but this shall not preclude the Partnership from taking custody of natural gas in connection with the normal operation of the Project for the purpose of processing such natural gas but which does not expose the Partnership to commodity price fluctuations). The Partnership shall not undertake, and the General Partner shall not without prior written consent of all of the Limited Partners cause or attempt to cause the Partnership to undertake, any business or other activity other than those specified in this Section 2.3.

       2.4 Registered Office and Agent. The name and address of the Partnership's initial registered agent and registered office is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808. The Partnership's initial office and principal place of business shall be 333 Clay Street, Suite 3400, Houston, Texas 77002. The General Partner may change such registered agent, registered office, or principal place of business from time to time upon prior written notice to all Limited Partners; provided, however, that the registered office and registered agent of the Corporation shall always be located in the continental United States of America. The Partnership may from time to time have such other place or places of business as may be determined by the General Partner.

       2.5 Other Filing. The General Partner shall, or shall cause the Partnership to, file, execute, swear to, acknowledge, deliver, or record from time to time, such limited partnership certificates, certificates of amendment, certificates of cancellation, or other certificates, consents to and appointments of agents for service of process, or any other certificates, notices, statements or instruments as the General Partner deems necessary or appropriate under the Act or under the laws of any jurisdiction in which the Partnership is doing business to establish and continue the Partnership as a limited partnership, to conduct its activities, to protect the limited liability of the Partners or otherwise to comply with applicable law. The General Partner shall file, from time to time, such fictitious or tradename statements or certificates in such jurisdictions and offices as the General Partner considers necessary or appropriate.

       2.6 Term and Fiscal Year. The existence of the Partnership shall be perpetual, unless dissolved as hereinafter provided. The fiscal year of the Partnership shall end on December 31 of each calendar year unless, for United States federal income tax purposes, another fiscal year is required. The Partnership shall have the same fiscal year for United States federal income tax purposes and for accounting purposes.

                                   ARTICLE III
                  CAPITAL/PERCENTAGE INTERESTS/FUTURE FINANCING

       3.1    Capital Contributions. The Parties agree that on the date hereof,
(i) Cheniere shall contribute the assets set forth on Exhibit B attached hereto and (ii) BPU agrees to contribute the assets set forth on Exhibit C attached hereto.

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

       3.2 Percentage Interests Capital. Upon execution of this Agreement and the contribution of the assets set forth in Section 3.1, each Limited Partner's initial Capital Contribution and Percentage Interests shall be in the amount set forth on Exhibit A.

       3.3 Future Financing. The Partners anticipate that during the Postconstruction Period the Partnership may require additional funds for capital expenditures or working capital requirements, and any such additional funding shall be obtained from any of the following sources as contained in a budget prepared by the General Partner:

              (a)    cash reserves of the Partnership;

              (b) loans to be obtained from banks and other non-Affiliate independent sources;

              (c) with the approval of the Limited Partners, Additional Contributed Equity made to the Partnership by the Partners, in proportion to their Percentage Interests, in amounts determined according to Section 3.4 of this Agreement and subject to Section 3.6 of this Agreement; or

              (d) any other funding source to be determined by the General Partner and approved by the Limited Partners.

       3.4    Additional Contributed Equity.

       During the Preconstruction Period only:

              (a) In the event that the Partnership shall require or desire funds in excess of those available to the Partnership from operations, the General Partner may call for additional capital contributions to be contributed to the Partnership pursuant to the terms of this Section 3.4 ("Additional Contributed Equity"). If the General Partner determines the Partnership requires such excess funds, the General Partner shall give written notice to the Other Partners of (i) the purpose for which such Additional Contributed Equity is required, (ii) the date on which the Additional Contributed Equity is due to the Partnership, which date (the "Contribution Date") shall not be less than fifteen
(15) nor more than forty-five (45) days following the date of such notice and
(iii) the amount of Additional Contributed Equity due from each Partner, which amount shall be based on such Partner's Percentage Interest. In the event of a call for Additional Contributed Equity that is not expressly contemplated in the budget, (A) the General Partner shall give written notice to the Other Partners of (i) the purpose for which such Additional Contributed Equity is required,
(ii) the Contribution Date, which date shall not be less than ninety (90) nor more than one hundred twenty (120) days following the date of such notice, and
(iii) the amount of Additional Contributed Equity due from each Partner, which amount shall be based on such Partner's Percentage Interest and (B) the terms of
Section 3.4(b) shall apply. Notwithstanding any other provision of this Agreement or this Section 3.4, pursuant to Section 3.1 above and Exhibit C attached hereto, that the first Four Million Five Hundred Thousand and No/100 Dollars ($4,500,000) of Additional Contributed Equity shall be contributed by BPU (including any transferees and assignees of any portion of BPU's Interest) in complete satisfaction of its obligation to contribute capital as provided in
Section 3.1 (ii) above and Exhibit C hereto, and which contribution shall not alter the Percentage Interests of the Partners. The collection from BPU and the subsequent disbursement by the General Partner of the above referenced Four Million Five Hundred Thousand and No/100 Dollars ($4,500,000) shall be performed in accordance with cash call procedures agreed between the Partners. The General Partner shall prepare and submit to BPU a rolling three (3) month forecast of expenditures until the above amount has been fully expended. The General Partner shall not submit a cash call request to BPU in excess of the expenditures detailed in this forecast. On or before the Contribution Date, each Partner shall pay to the Partnership the amount due from such Partner in immediately available funds. It is acknowledged by the parties that the Partnership may need additional funds following the date hereof and that the General Partner may be required to call for Additional Contributed Equity.

              (b)    Notwithstanding anything to the contrary contained in this
Section 3.4 or Section 3.5, if the General Partner calls for Additional Contributed Equity that is not expressly contemplated in the budget and the General Partner determines, in its reasonable business judgment, that the Partnership requires such funds prior to the Contribution Date, the General Partner shall provide notice to the Other Partners of such earlier need for funds and the date by which such funds are required (the "Early Contribution Date"). If any Partner meets such capital call on the Early Contribution Date, the remaining Partners shall have until the Contribution Date to contribute the required Additional Contributed Equity; provided, that the amount of such required contribution shall accrue interest at the rate of eighteen percent (18%) per annum from the Early Contribution Date through the date that such Other Partners make the required contributions. In addition, if such Other Partners fail to make any required contribution (together with all accrued interest) by the Contribution Date, such Partner shall be deemed a Delinquent Partner subject to Section 3.5.

              (c) Notwithstanding any other provision herein contained, the General Partner shall not be permitted pursuant to this Section 3.4 to call for Additional Contributed Equity, whether via a single call or any series of calls by the General Partner for Additional Capital, in excess of Nine Million dollars ($9,000.000.00) without first obtaining the written consent of all Limited Partners.

       3.5 Delinquent Contributions. If a Partner fails to contribute any Additional Contributed Equity required pursuant to Section 3.4 (a "Delinquent Partner") by the Contribution Date, any other Partner (other than an Affiliate of the Delinquent Partner) which is not a Delinquent Partner (a "Contributing Partner") may, but shall not be required, to contribute the portion of such Additional Contributed Equity that the Delinquent Partner failed to contribute (the "Delinquent Contribution"). If the Contributing Partner makes a contribution in the amount of the Delinquent Contribution, the Delinquent Partner's Percentage Interest shall be reduced to an amount equal to (A) the aggregate amount of Contributed Equity by all Partners (determined immediately prior to the Delinquent Contribution) multiplied by (B) the Delinquent Partner's Percentage Interest, and (C) 0.9, divided by (D) the aggregate amount of Contributed Equity by all Partners (including the contribution of the Delinquent Contribution), and then multiplied by (E) 100, and the Percentage Interest of the Contributing Partner who made the Delinquent Contribution shall be increased proportionately. In the event a Partner fails to contribute any Additional Contributed Equity required pursuant to Section 3.4 on more than one occasion, such Delinquent Partner shall thereafter have no voting or approval rights under this Agreement (including but not limited to the approval rights under Section 10.2) except the right to approve or vote on amendments to this Agreement but only to the extent any such amendment would effect the distributions or allocations to such Limited Partner or its limited liability as a Limited Partner.

       3.6 Construction Financing. At such time as is reasonably determined by the General Partner but in no event later than obtaining Project Approval and at least ninety (90) days prior to the execution of any material transaction contemplated in a Financing Plan, the General Partner shall prepare and distribute to the Partners a draft Financing Plan. Subject to the provisions of this Section 3.6 and Sections 10.2 and 10.8 hereof, the General Partner shall have the right, and power to effect such Financing Plan on behalf of the Partnership to satisfy all of the Partnership's capital or funding needs during the Construction Period.

              (a) Notwithstanding the foregoing, the Limited Partners shall, within seven (7) business days after the delivery of any Financing Plan deliver to the General Partner in writing, if at all, questions or objections regarding any transaction contemplated by such Financing Plan (an "LP Query"). Within seven (7) business days after its receipt of any LP Query, the General Partner shall meet with the Limited Partners, either in person or telephonically in accordance with Article VIII hereof, to consider and discuss the issues raised in the LP Query.

              (b) Any equity financing obtained by the Partnership shall dilute each of the Limited Partners pro rata based on the Percentage Interests of such Limited Partners. If the General Partner or its Affiliate provides equity financing for the construction of the Project it will do so at terms not less favorable than those terms obtainable from an unaffiliated third party. Each Limited Partner shall have the option to participate in any equity financing pro rata based on the Percentage Interests of such Limited Partners relative to all other Limited Partners. In the event a Limited Partner elects to not participate in the equity financing of the Project during the Construction Period, the penalty provisions described in Section 3.5 (c) shall not apply.

              (c) Neither the General Partner nor any Affiliate of the General Partner shall be permitted to provide to the Partnership debt or equity financing pursuant to this Section 3.6 unless the General Partner first obtains BPU's express written consent.

              (d) Notwithstanding the foregoing, and provided BPU has met its funding obligations per Section 3.4(a) of the Agreement, the General Partner shall not be permitted to effect any Financing Plan the result of which would be the dilution of BPU's Interest to less than twenty percent (20%) without first obtaining BPU's express written consent, such consent not to be unreasonably withheld; provide however, if BPU does not object to the Financing Plan as submitted with fourteen (14) days of receipt, the Financing Plan shall be deemed to be approved as submitted. In the event BPU does not consent to the Financing Plan as submitted by the General Partner, the parties shall discuss alternatives or modifications to such Financing Plan that would be acceptable to both parties.

              (e) Subject to the provisions of Sections 10.2 and 10.8 hereof, the General Partner may, without the consent of the Limited Partners, exceed the provisions of any Financing Plan approved by the Limited Partners pursuant to
Section 3.6(d) above by up to ten percent (10%) on any line item or up to ten percent (10%) on overall expenditures budgeted and may apply savings in any line item toward expenditures toward expenditures for other line items. Notwithstanding the foregoing, the General Partner shall not be permitted to exceed the provisions of any Financing Plan approved by the Limited Partners pursuant to Section 3.6(d) above by more than ten percent (10%) without first obtaining BPU's express written consent.

       3.7 No Further Contributed Equity. Except as expressly provided in this Agreement or with the prior written consent of all Partners, no Partner shall be required or entitled to contribute any other or further capital to the Partnership, nor shall any Partner be required to loan any funds to the Partnership. No Partner will have any obligation to restore any negative balance in its Capital Account upon liquidation or dissolution of the Partnership.

       3.8 Return of Capital. Except as herein provided with respect to distributions during the term of the Partnership or following dissolution, no Partner has the right to demand a return of such Partners' Contributed Equity (or the balance of such Partner's Capital Account). Further, no Partner has the right (i) to demand and receive any distribution from the Partnership in any form other than cash or (ii) to bring an action of partition against the Partnership or the Partnership Assets. No Partner shall be entitled to or shall receive interest on such Partner's Contributed Equity. No Partner may withdraw any capital from the capital of the Partnership except as expressly provided herein or under the Act. No Partner shall have any priority over any other Partner with respect to the return of any Contributed Equity, except as expressly provided herein.

       3.9 Benefit of Obligations. Any obligation of the Partners to make capital contributions to the Partnership shall not inure to the benefit of any Person other than the Partnership and the Partners.

       3.10 Return of Real Property. Notwithstanding any other provision herein contained, in the event that the Partnership determines for any reason to cease development of the Project as a liquefied natural gas receiving and regasification facility prior to the receipt of FERC approval for such facility, or in the event that the Partnership has for any reason not obtained the required FERC approval for the Project within five (5) years after the Effective Date of this Agreement, then BPU shall have the right to cause the dissolution of the Partnership. Upon such dissolution any and all real property contributed to the Partnership, together with all improvements thereon or thereto, shall be distributed to BPU and without any change in the status of title to such real property. For the avoidance of doubt, the Property shall be conveyed to BPU without any additional title exceptions or encumbrances other than those existing as of the date of this Agreement or expressly approved in writing by BPU. In addition, in the event of such dissolution, each Partner is hereby granted the unrestricted right to use any intellectual property produced or developed by or for the Partnership in connection with the Project.

                                   ARTICLE IV
                 CAPITAL ACCOUNTS, ALLOCATIONS, AND TAX MATTERS

       4.1 Capital Accounts. A separate Capital Account will be maintained for each Partner in accordance with Section 1.704-1(b)(2) of the Regulations; provided, however, that the initial Capital Accounts for each Partner shall be equal to the amount set forth opposite such Partner's name on Exhibit A. Consistent therewith, the Capital Account of each Partner will be determined and adjusted as follows:

              (a)    Each Partner's Capital Account will be credited with:

       (1) Any contributions of cash made by such Partner to the capital of the Partnership plus the Asset Value of any property contributed by such Partner to the capital of the Partnership (net of any liabilities to which such property is subject or which are assumed by the Partnership), including, without limitation any contributions made pursuant to Section 3.4;

       (2) The Partner's distributive share of Profit and items thereof allocated to such Partner; and

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

       (3) Any other increases required by Section 1.704-1(b)(2) of the Regulations.

              (b)    Each Partner's Capital Account will be debited with:

       (1) Any distributions of cash made from the Partnership to such Partner plus the Asset Value of any property distributed in kind to such Partner (net of any liabilities to which such property is subject or which are assumed by such Partner);

       (2) The Partner's distributive share of Loss and items thereof allocated to such Partner; and

       (3) Any other decreases required by Section 1.704-1(b)(2) of the Regulations.

The provisions of this Section 4.1 relating to the maintenance of Capital Accounts have been included in this Agreement to comply with Section 704(b) of the I.R.C. and the Regulations promulgated thereunder and will be interpreted and applied in a manner consistent with those provisions. Notwithstanding anything to the contrary in the preceding provisions of this Section 4.1, in no event shall any change, modification or other event resulting from such provisions modify the distributions provided in Article V.

       4.2    Allocation of Profit and Loss.

              (a) Profit. Subject to the special allocation provisions of Sections 4.3, 4.4, 4.5 and 4.6 of this Agreement, the Profits for any fiscal year (or portion thereof) shall be allocated to the Partners, (i) first, to each Partner to the extent that and in proportion to which they were allocated losses under Sections 4.2(b) or 4.3 below, then (ii) pro rata, in accordance with their Percentage Interests.

              (b)    Loss. Subject to the special allocation provisions of
Section 4.3 of this Agreement, the Losses for any fiscal year (or portion thereof) shall be allocated as follows:

                     (i) First, pro rata to each Partner, until its Adjusted Capital Account Balances is reduced to zero;

                     (ii) Thereafter, to the extent allowable, pro rata among the partners in accordance with their respective partnership Percentage Interests.

       4.3    Special Allocations.

              (a) Minimum Gain Chargeback. Notwithstanding any other provision of this Article IV, if there is a net decrease in Partnership Minimum Gain during any fiscal year, then each Partner shall be allocated such amount of income and gain for such year (and subsequent years, if necessary) determined under and in the manner required by Sections 1.704-2(f) and (g) of the Regulations as is necessary to meet the requirements for a chargeback of Partnership Minimum Gain as provided in that Regulation.

              (b) Partner Nonrecourse Debt Minimum Gain Chargeback. Notwithstanding any other provision of this Article IV except Section 4.3(a), if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any fiscal year, any Partner who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt determined in accordance with Section 1.704-2(i)(5) of the

Regulations, shall be allocated such amount of income and gain for such year (and subsequent years, if necessary) determined under and in the manner required by Section 1.704-2(i)(4) of the Regulations as is necessary to meet the requirements for a chargeback of Partner Nonrecourse Debt Minimum Gain as is provided in that Regulation.

              (c) Qualified Income Offset. If a Partner unexpectedly receives any adjustment. allocation or distribution described in Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Regulations, items of Partnership income and gain shall be specifically allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, any deficit in the Adjusted Capital Account Balance of such Partner as quickly as possible, provided that an allocation pursuant to this Subsection (c) shall be made only if and to the extent that such Partner would have a deficit in the Adjusted Capital Account Balance after all other allocations provided for in
Section 4.2 and this Section 4.3 of this Agreement tentatively have been made as if this Subsection (c) were not in this Agreement.

              (d) Limitation on Allocation of Loss. Notwithstanding anything else contained in this Agreement, if an allocation of Loss to any Partner pursuant to Section 4.2 of this Agreement would exceed the maximum amount of Loss that may be allocated without causing such Partner to have a deficit in the Adjusted Capital Account Balance of such Partner at the end of the fiscal year for which the allocation is made, then an amount of such Loss equal to such excess shall be allocated to the other Partners to the extent allowable under this Section 4.3, and the remainder of such Loss, if any, shall be allocated to that Partner.

              (e) I.R.C. Section 754 Election. To the extent that an adjustment to the tax basis of any asset pursuant to I.R.C. Section 734(b) or I.R.C. Section 743(b) is required to be taken into account in determining Capital Accounts as provided in Section 1.704-1(b)(2)(iv)(m) of the Regulations, the adjustment shall be treated (if an increase) as an item of gain or (if a decrease) as an item of loss, and such gain or loss shall be allocated to the Partners consistent with the allocation of the adjustment pursuant to such Regulation.

              (f) Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year shall be allocated among the Partners in proportion to their Percentage Interests.

              (g) Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions shall be allocated pursuant to Section 1.704-2(i) of the Regulations to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which they are attributable.

              (h) Purpose and Application. The purpose and the intent of the special allocations provided for in this Section 4.3 are to comply with the provisions of Sections 1.704-1(b) and 1.704-2 of the Regulations, and such special allocations are to be made so as to accomplish that result. However, to the extent possible, the General Partner in allocating items of income, gain, loss, or deduction among the Partners, shall take into account the special allocations in such a manner that the net amount of allocations to each Partner shall be the same as such Partner's distributive share of Profit and Loss would have been had the events requiring the special allocations not taken place. The General Partner shall apply the provisions of this Section 4.3 in whatever order the General Partner with the approval of the Limited Partners reasonably believes will minimize any economic distortion that otherwise might result from the application of the special allocations.

       4.4 I.R.C. Section 704(c) Tax Allocation. Solely for tax purposes, and in accordance with I.R.C. Section 704(c), income, gain, loss, and deductions with respect to property contributed to the Partnership by a Partner shall be shared among the Partners so as to take account of the variation between the adjusted basis of the property to the Partnership for federal income tax purposes and its fair market value at the time of its contribution. If the value of any property of the Partnership reflected in the Partners' Capital Accounts is adjusted pursuant to Section 4.1(a)(3) or 4.1(b)(3), thereafter, allocations of depreciation, depletion, amortization and gain or loss with respect to such property shall be determined so as to take into account the variation between the adjusted tax basis and the adjusted value of such property as reflected in the Partners' Capital Accounts in the same manner as under I.R.C. Section 704(c). The Partners agree that the General Partner shall choose the method under I.R.C. Section 704(c) to address the variation between the adjusted tax basis and adjusted values of the Partnership Assets on the date hereof and that the Partnership shall elect to use the method chosen by the General Partner; provided, that Cheniere's consent shall be required to elect the remedial allocation method described in Section 1.704-3(d)(1) of the Regulations.

       4.5 Special Allocations Regarding Payments to Affiliates. To the extent that compensation paid to an Affiliate of one or more Partners by the Partnership ultimately is determined not to be a payment to a third party, a payment to a Partner other than in its capacity as such under I.R.C. Section 707(a), or a guaranteed payment under I.R.C. Section 707(c), such Partner or Partners shall be specially allocated gross income of the Partnership in an amount equal to the amount of such compensation, and such Partner or Partners' Capital Account shall be adjusted to reflect the above special allocation and to reflect the payment of such compensation as if it were a distribution. If the Partnership's gross income for a fiscal year is less than the amount of such compensation paid in such year, such Partner or Partners shall be specially allocated gross income of the Partnership in the succeeding year or years until the total amount so allocated equals the total amount of such compensation.

       4.6 Allocation of Gains and Losses upon Liquidation. Except to the extent provided in Sections 4.3 and 4.4, gains and losses recognized by the Partnership upon the sale, exchange or other disposition of all or substantially all of the property owned by the Partnership shall be allocated in the following manner:

              (a) Gains shall be allocated (i) first, to the Partners with negative Capital Account balances, that portion of gains (including any gains treated as ordinary income for federal income tax purposes) which is equal in amount to, and in proportion to, such Partners' respective negative Capital Account balances; provided that no gain shall be allocated under this Section 4.6(a)(i) to a Partner once such Partner's Capital Account balance is brought to zero and (ii), second, gains in excess of the amount allocated under (i) shall be allocated to the Partners in the amounts and to the extent available to cause the Partners' respective Capital Account balances to be in the same proportion as the Partners' respective Percentage Interests.

              (b) Losses shall be allocated to the Partners in the amounts and to the extent available to cause the Partners' respective Capital Account balances to be in the same proportion as the Partners' respective Percentage Interests and (ii) second, any remaining loss to the Partners in accordance with their Percentage Interests.

       4.7 Allocation for GAAP and Financial Reporting. The Partners agree that Profits and Losses for any fiscal year shall be allocated to the Partners for financial reporting purposes pro rata in accordance with their Percentage Interests.

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       4.8    Partner Acknowledgment. The Partners agree to be bound by the provisions of this Article IV in reporting their shares of Partnership income and loss for income tax purposes, provided, however, that if a Limited Partner is advised in good faith by its tax counsel or other tax advisors that the tax position taken by the Partnership on any return or other statement is clearly erroneous, and that such Limited Partner's taking a tax position consistent with the provisions of this Agreement will subject the Limited Partner to a material risk of fines or other penalties, such Limited Partner shall have the right to take a position inconsistent with the provisions of this Agreement, so long as it has given the General Partner written notice not less than ten (10) days prior to taking any action pursuant to such inconsistent position (unless such Limited Partner is required to take such action pursuant to such inconsistent provision less than ten (10) days after receipt of reporting information from the Partnership with respect to such erroneous position by the Partnership, in which case such Limited Partner shall give the General Partner such notice that is reasonable under the circumstances).

                                    ARTICLE V
                                  DISTRIBUTIONS

       5.1 Distributions of Net Cash Flow. The Partnership shall, to the extent available and to the extent such funds are not necessary for future working capital and operating and development expenses of the Partnership, as determined by the General Partner in its reasonable discretion, make distributions of Net Cash Flow on a quarterly basis to the Partners, pro rata, in accordance with their Percentage Interests.

       5.2 Tax Distributions. Notwithstanding any other provision herein contained, to the maximum extent possible, on or before the tenth (10th) day of January, April, June and September of each year with the intent to meet estimated tax payment obligations, the General Partner shall make distributions of cash or borrowed funds to the Partners in an amount equal to forty percent (40%) of the estimated Adjusted Allocated Taxable Income (as hereinafter defined) of all Partners for the immediately preceding calendar quarter(s) (the "Tax Distribution"), less an amount equal to the Tax Distributions previously made in any such Fiscal Year. Any such distributions to the Partners shall be made in proportion to the Adjusted Allocated Taxable Income of each Partner. The "Adjusted Allocated Taxable Income" of a Partner shall be the estimated taxable income of the Partnership, if any, which is allocated to such Partner for the applicable period. For this purpose any income, gain, loss, depreciation and other deduction which is recognized and allocated to a Partner pursuant to
Section 704(c) of the I.R.C. shall be excluded and tax distributions shall not be made with respect to such amount(s). Any overpayment of distributions made under this Section 5.2 shall be carried over to subsequent fiscal years and treated as a current distribution until it is used.

       5.3 Distributions in Liquidation. Subject to the provisions of Article XIX and after the allocations required by such Article XIX, upon the dissolution and winding-up of the Partnership, the proceeds of sale and other assets of the Partnership shall be distributed, not later than the latest time specified for such distributions pursuant to Section 1.704-l(b)(2)(ii)(b)(2) of the Regulations, to the Partners, pro rata, in accordance with their positive Capital Account balances. With the unanimous approval of all of the Partners, a pro rata portion of the distributions that would otherwise be made to the Partners under the preceding sentence may be distributed to a trust established for the benefit of the Partners for the purposes of liquidating Partnership Assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership arising out of or in connection with the Partnership. The assets of any trust established under this
Section 5.3 will be distributed to the Partners from time to time by the trustee of the trust upon approval of the Partners in the same

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proportions as the amount distributed to the trust by the Partnership would otherwise have been distributed to the Partners under this Agreement.

                                   ARTICLE VI
                 REPRESENTATIONS AND WARRANTIES OF THE PARTNERS

       6.1 In General. As of the date hereof, each of the Partners hereby makes each of the representations and warranties applicable to such Partner as set forth in Section 6.2 hereof, and such warranties and representations shall survive the execution of this Agreement.

       6.2 Representations and Warranties. Each Partner hereby represents and warrants that:

              (a) Due Incorporation or Formation; Authorization of Agreement. If such Partner is a limited liability company, corporation or a partnership, it is duly organized or duly formed, validly existing, and in good standing under the laws of the jurisdiction of its incorporation or formation and has the company, corporate or partnership power and authority to own its property and carry on its business as owned and carried on at the date hereof and as contemplated hereby. Such Partner is duly licensed or qualified to do business and in good standing in each of the jurisdictions in which the failure to be so licensed or qualified would have a Material Adverse Effect on its financial condition or its ability to perform its obligations hereunder. Such Partner has the company, corporate, or partnership power and authority to execute and deliver this Agreement and to perform its obligations hereunder and the execution, delivery, and performance of this Agreement has been duly authorized by all necessary company, corporate or partnership action. This Agreement constitutes the legal, valid, and binding obligation of such Partner subject to applicable bankruptcy and similar laws affecting creditors' rights generally.

              (b) No Conflict With Restrictions, No Default. Neither the execution, delivery, and performance of this Agreement nor the consummation by such Partner of the transactions contemplated hereby (i) will conflict with, violate, or result in a breach of any of the terms, conditions, or provisions of any law, regulation, order, writ, injunction, decree, determination, or award of any court, any governmental department, board, agency, or instrumentality, domestic or foreign, or any arbitrator, applicable to such Partner or any of its Affiliates, (ii) will conflict with, violate, result in a breach of, or constitute a default under any of the terms, conditions, or provisions of the articles of incorporation, certificate of formation, bylaws, limited liability company agreement, or partnership agreement of such Partner or any of its Affiliates, if such Partner is a limited liability company, corporation or partnership, or of any material agreement or instrument to which such Partner or any of its Affiliates is a party or by which such Partner or any of its Affiliates is or may be bound or to which any of its material properties or assets is subject, (iii) will conflict with, violate, result in a breach of, constitute a default under (whether with notice or lapse of time or both), accelerate or permit the acceleration of the performance required by, give to others any material interests or rights, or require any consent, authorization, or approval under any indenture, mortgage, lease agreement, or instrument to which such Partner or any of its Affiliates is a party or by which such Partner or any of its Affiliates is or may be bound, or (iv) will result in the creation or imposition of any lien upon any of the material properties or assets of such Partner or any of its Affiliates.

              (c) Governmental Authorizations. Any registration, declaration or filing with or consent, approval, license, permit or other authorization or order by, any governmental or regulatory authority, domestic or foreign, that is required in connection with the valid execution, delivery, acceptance, and performance by such Partner under this Agreement or the consummation by such Partner of any transaction contemplated hereby has been completed, made, or obtained on or before the effective date of this Agreement.

              (d) Litigation. There are no actions, suits, proceedings, or investigations pending or, to the knowledge of such Partner or any of its Affiliates, threatened against such Partner or any of its Affiliates or affecting any of their properties, assets, or businesses in any court or before or by any governmental department, board, agency, or instrumentality, domestic or foreign, or any arbitrator which could (or, in the case of an investigation could lead to any action, suit, or proceeding, which could) reasonably be expected to materially impair such Partner's ability to perform its obligations under this Agreement or to have a Material Adverse Effect on the consolidated financial condition of such Partner; and such Partner or any of its Affiliates has not received any currently effective notice of any default, and such Partner or any of its Affiliates is not in default, under any applicable order, writ, injunction, decree, permit, determination, or award of any court, any governmental department, board, agency, or instrumentality, domestic or foreign, or any arbitrator which could reasonably be expected to materially impair such Partner's ability to perform its obligations under this Agreement or to have a Material Adverse Effect on the consolidated financial condition of such Partner.

              (e) Investigation. Such Partner is acquiring its Interest in the Partnership based upon its own investigation, and the exercise by such Partner of its rights and the performance of its obligations under this Agreement will be based upon its own investigation, analysis, and expertise. Such Partner's acquisition of its Interest in the Partnership is being made for its own account for investment, and not with a view to the sale or distribution thereof.

              (f) Title. Subject to certain disclosed title exceptions, as disclosed in writing as of the Effective Date, with respect to the real property contributed to the Partnership by BPU as set forth in the title policy, each Partner has good and marketable title to, and sole possession and control of, such Partner's assets contributed to the Partnership as described on Exhibit B and Exhibit C respectively, free and clear of all liens, charges, pledges, claims, security interests or other encumbrances. With respect to contracts or similar arrangements which constitute part of the Partner's assets:

                     (i) such contributing Partner performed all of its obligations and is not in default or alleged to be in default thereunder,

                     (ii) there exists no event, condition or occurrence which, after notice or lapse of time or both, would constitute such a default,

                     (iii) the transfer or assignment to the Partnership of such contract or arrangement will not require the consent of any parties thereto or constitute an event permitting termination thereof.

              (g)    Investment Representations.

                     (i) The Interest in the Partnership subscribed for hereby are being acquired by such Partner for such Partner's own account and for investment purposes only and not with a view to any resale or distribution thereof, in whole or in part, to others, and such Partner is not participating, directly or indirectly, in a distribution of such Interests and will not take, or cause to be taken, any action that would cause such Partner to be deemed an

"underwriter" of such Interests as defined in Section 2(11) of the Securities Act of 1933, as amended.

                     (ii) Such Partner has had access to all materials, books, records, documents, and information relating to the Partnership and has been able to verify the accuracy of, and to supplement, the information contained therein.

                     (iii) Such Partner has had an opportunity to ask questions of, and receive satisfactory answers from, representatives of the Partnership concerning the terms and conditions pursuant to which the offering of Interests is being made and all material aspects of the Partnership and its proposed business, and any request for such information has been fully complied with to the extent the Partnership possesses such information or can acquire it without unreasonable effort or expense.

                     (iv) Such Partner is an "accredited investor" within the meaning of Rule 501 of the Securities Act of 1933, as amended.

                     (v) Such Partner is an investor who has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Partnership based upon (i) the information furnished by the Partnership; (ii) such Partner's personal knowledge of the business and affairs of the Partnership; (iii) the records, files, and plans of the Partnership to all of such Partner has had full access; (iv) such additional information as such Partner may have requested and has received from the Partnership; and (v) the independent inquiries and investigations undertaken by such Partner.

                     (vi) No Person has made any direct or indirect representation or warranty of any kind to such Partner with respect to the economic return which may accrue to such Partner. Such Partner has consulted with his, her or its own advisors with respect to an investment in the Partnership.

                     (vii) All information, representations, and warranties contained herein or otherwise given or made to the Partnership by such Partner in any other written statement or document delivered in connection with the transactions contemplated hereby are correct and complete as of the date of this Agreement and may be relied upon by the Partnership, and, if there should be any material change in such information prior to such Partner's execution of this Agreement, such Partner will immediately furnish such revised or corrected information to the Partnership.

                                   ARTICLE VII
                       RIGHTS AND OBLIGATIONS OF PARTNERS

       7.1 Limited Liability. No Limited Partner shall be personally liable for any debts, liabilities, or obligations of the Partnership; provided that each Partner shall be responsible (i) for the making of any capital contributions required to be made to the Partnership by such Partner pursuant to the terms hereof and (ii) for the amount of any distribution made to such Partner that must be returned to the Partnership pursuant to the terms hereof or the Act.

       7.2 Liability of a Partner to the Partnership. When a Partner has received a distribution made by the Partnership in violation of this Agreement or the Act, the Partner is liable to the Partnership for a period of three (3) years after such a prohibited distribution for the amount of the distribution.

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

       7.3 Exculpation. Unless expressly agreed to in writing by such Person, no shareholder, general or limited partner, member or holder of any equity interest in any Partner or manager, officer, director or employee of any of the foregoing, shall be personally liable for the performance of any such Partner's obligations under this Agreement, but the foregoing shall not relieve any shareholder, partner, member, holder of an equity interest, manager, officer, director or employee of any Partner of its obligations to such Partner.

       7.4 Participation in Management. No Limited Partner, as such, shall take any part in the management and control of the Partnership nor shall any Limited Partner, by reason of its status as such, have any right to transact any business for the Partnership or any authority or power to sign for or bind the Partnership. Notwithstanding the foregoing, Limited Partners shall have the right to approve or disapprove or otherwise consent or withhold consent with respect to such matters as are specified in this Agreement or the Act.

       7.5 Survival of Obligations. Dissolution of the Partnership shall not release any party from any liability which at the time of dissolution or termination has already accrued to any party, nor affect in any way the survival of the rights, duties, and obligations of any party provided for in Articles VI, VII, and IX of this Agreement.

                                  ARTICLE VIII
                              MEETINGS OF PARTNERS

       8.1 Place of Meetings and Meetings by Telephone. Meetings of Partners shall be held at the offices of the General Partner or at such other place within the continental United States designated by the General Partner unless conducted by telephone conference or similar communications equipment in which the physical presence of a Partner is not necessary. Any meeting of the Partners may be held by telephone conference or similar communications equipment so long as all Partners participating in the meeting can hear one another, and all Partners participating by telephone or similar communications equipment shall be deemed to be present in person at the meeting. Each Limited Partner may participate in any meeting by telephone conference.

       8.2 Call of Meetings. Meetings of the Partners may be called at any time by any Partner for the purpose of taking action upon any matter requiring the vote or authority of the Partners as provided in this Agreement or upon any other matter as to which such vote or authority is deemed by any Partner to be necessary or desirable. In any event, meetings of the Partners shall not be more frequent than once per month.

       8.3 Notice of Meetings of Partners. All notices of meetings of Partners shall be sent or otherwise given to all Partners in accordance with
Section 8.4 not less than three (3) nor more than ninety (90) days before the date of the meeting. The notice shall specify (i) the place, date, and hour of the meeting, and (ii) the general nature of the business to be transacted.

       8.4 Manner of Giving Notice. Notice of any meeting of Partners shall be given personally or by telephone to each Partner or sent by first class mail, by telecopy (or similar electronic means), or by a nationally recognized overnight courier, charges prepaid, addressed to the Partner at the address of that Partner appearing on the books of the Partnership or given by the Partner to the Partnership for the purpose of notice. Notice shall be deemed to have been given at the time when deposited in the mail or at the time when deposited with a nationally recognized overnight courier, or when sent by facsimile (or similar electronic means).

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

       8.5 Adjourned Meeting; Notice. Any meeting of Partners, whether or not a quorum is present, may be adjourned from time to time by the vote of the Majority of the Percentage Interests represented at that meeting, either in person or by proxy. When any meeting of Partners is adjourned to another time or place, notice need not be given of the adjourned meeting, unless a new record date of the adjourned meeting is fixed or unless the adjournment is for more than sixty (60) days from the date set for the original meeting, in which case the General Partner shall set a new record date and shall give notice in accordance with the provisions of Sections 8.3 and 8.4. At any adjourned meeting, the Partnership may transact any business that might have been transacted at the original meeting.

       8.6 Quorum; Voting. At any meeting of the Partners, a Majority in Interest of the Partners, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of Partners holding a higher aggregate Percentage Interest is required by the Agreement or applicable law.

       8.7 Waiver of Notice by Consent of Absent Partners. The transactions of a meeting of Partners, however called and noticed and wherever held, shall be as valid as though taken at a meeting duly held after regular call and notice if a quorum is present either in person or by proxy and if either before or after the meeting, each Person entitled to vote who was not present in person or by proxy signs a written waiver of notice or a consent to a holding of the meeting or an approval of the minutes. Any waiver of notice or consent shall specify either the business to be transacted or the purpose of any meeting of Partners. Attendance by a Person at a meeting shall also constitute a waiver of notice of that meeting, except when the Person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the beginning of the meeting.

       8.8 Partner Action by Written Consent Without a Meeting. Except as provided in this Agreement, any action that may be taken at any meeting of Partners may be taken without a meeting if a consent in writing setting forth the action so taken is signed by a Majority in Interest (or Partners holding such higher aggregate Percentage Interest as is required to authorize or take such action under the terms of this Agreement or applicable law) at least thirty
(30) days prior to such action. Any such written consent may be executed and given by facsimile or similar electronic means. Such consents shall be filed with the Partnership and shall be maintained in the Partnership's records.

       8.9 Record Date for Partner Notice, Voting, and Giving Consents. For purposes of determining the Partners entitled to vote or act at any meeting or adjournment thereof, the General Partner may fix in advance a record date which shall not be greater than ninety (90) days nor fewer than five (5) days before the date of any such meeting. If the General Partner does not so fix a record date, the record date for determining Partners entitled to notice of or to vote at a meeting of Partners shall be at the close of business on the business day immediately preceding the day on which notice is given, or if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

              (a) The record date for determining Partners entitled to give consent to action in writing without a meeting, (i) when no prior action of the General Partner has been taken, shall be the day on which the first written consent is given or (ii) when prior action of the General Partner has been taken, shall be (x) such date as determined for that purpose by the General Partner, which record date shall not precede the date upon which the resolution fixing it is

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

adopted by the General Partner and shall not be more than twenty (20) days after the date of such resolution or (y) if no record date is fixed by the General Partner the record date shall be the close of business on the day on which the General Partner adopts the resolution relating to that action.

              (b) Only Partners of record on the record date as herein determined shall have any right to vote or to act at any meeting or give consent to any action relating to such record date, provided that no Partner who transfers all or part of such Partner's Interest after a record date (and no transferee of such Interest) shall have the right to vote or act with respect to the transferred Interest as regards the matter for which the record date was set.

       8.10 Proxies. Every Partner entitled to vote or act on any matter at a meeting of Partners shall have the right to do so either in person or by proxy, provided that an instrument authorizing such a proxy to act is executed by the Partner in writing and dated not more than eleven (11) months before the meeting, unless the instrument specifically provides for a longer period. A proxy shall be deemed executed by a Partner if the Partner's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, or otherwise) by the Partner or the Partner's attorney-in-fact. A valid proxy that does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the Person executing it before the vote pursuant to that proxy by a writing delivered to the Partnership stating that the proxy is revoked, by a subsequent proxy executed by or attendance at the meeting and voting in person by the Person executing that proxy or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Partnership before the vote pursuant to that proxy is counted. A proxy purporting to be executed by or on behalf of a Partner shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

                                   ARTICLE IX
                           INDEMNIFICATION OF PARTNERS

       9.1 General. The Partnership, its receiver, or its trustee (in the case of its receiver or trustee, to the extent of the Partnership Assets) shall indemnify, save harmless, and pay all judgments and claims against each Partner or any managers, members, partners, officers or directors of such Partner relating to any liability or damage incurred by reason of any act performed or omitted to be performed by such Partner, manager, member, partner, officer, or director in connection with the Partnership, including attorneys' fees incurred by such Partner, manager, member, officer, or director in connection with the defense of any action based on any such act or omission, which attorneys' fees may be paid as incurred; provided, however, that the Partnership shall not be obligated or permitted to indemnify any Partner or any manager, member, partner, officer, or director of such Partner from or against any judgment, claim, or damage resulting from any breach of any provision of this Agreement or any fraud, bad faith, willful misconduct, or gross negligence.

       9.2 Environmental. The Partnership, its receiver, or its trustee (in the case of its receiver or trustee, to the extent of the Partnership Assets) shall indemnify and hold harmless, to the maximum extent permitted by law, each Partner from and against any and all liabilities, sums paid in settlement of claims, obligations, charges, actions (formal or informal), claims (including, without limitation, claims for personal injury under any theory or for real or personal property damage), liens, taxes, administrative proceedings, losses, damages (including, without limitation, punitive damages), penalties, fines, court costs, administrative service fees, response and remediation costs, stabilization costs, encapsulation costs treatment, storage or disposal costs, groundwater monitoring or environmental study, sampling or monitoring costs, other causes of action, and any other costs and reasonable expenses (including, without limitation, reasonable attorneys', experts', and consultants' fees and disbursements and investigating, laboratory, and data review fees) imposed upon or incurred by any Partner (whether or not indemnified against by any other party) arising from and after the date of this Agreement directly or indirectly out of:

              (a) the past, present, or future treatment, storage, disposal, generation, use, transport, movement, presence, release, threatened release, spill, installation, sale, emission injection, leaching, dumping, escaping, or seeping of any hazardous substances or material containing or alleged to contain hazardous substances at or from any past, present, or future properties or assets of the Partnership; and/or

              (b) the violation or alleged violation by the Partnership or any third party of any Environmental Laws with regard to the past, present, or future ownership, operation, use, or occupying of any Partnership Assets.

       9.3    Limitations.

              (a)    Notwithstanding anything to the contrary in any of Sections
9.1 and 9.2 above, no Partner or any manager, employee, member, officer, or director of such Partner shall be indemnified from any liabilities incurred as a result of conduct by the Partner or any manager, employee, member, officer, or director of such Partner which constitutes any breach of the provisions of this Agreement, fraud, bad faith, willful misconduct, or gross negligence.

              (b)    Notwithstanding anything to the contrary in any of Sections
9.1 and 9.2 above, in the event that any provision in any of such Sections is determined to be invalid in whole or in part, such Sections shall be enforced to the maximum extent permitted by law.

                                    ARTICLE X
                          MANAGEMENT OF THE PARTNERSHIP

       10.1   The General Partner.

              (a) The General Partner of the Partnership shall be Corpus GP unless a successor has been appointed pursuant to the provisions of this Agreement.

              (b) Subject to the approval rights described herein, the business and affairs of the Partnership shall be managed exclusively by or under the direction of the General Partner and the power to act for or to bind the Partnership shall be vested exclusively in the General Partner, subject to the General Partner's authority to delegate powers and duties to officers and others as set forth herein. Subject to obtaining any necessary approvals hereunder, the General Partner shall have the power and authority to execute and deliver contracts, instruments, filings, notices, certificates, and other documents of whatsoever nature on behalf of the Partnership (including without limitation, the certificate of limited partnership and any amendments thereto and any other certificates required or permitted to be filed by or on behalf of the Partnership pursuant to the Act or like law of any other jurisdiction). Except as otherwise required by applicable law, any such contract, instrument, certificate, or other document shall require the signature of the General Partner or the signature of such employee or agent to whom authority has been delegated by the General Partner.

              (c) Unless authorized to do so by this Agreement or by the General Partner of the Partnership, no Limited Partner, agent, or employee of the Partnership shall have any power or authority to bind the Partnership in any way, to pledge its credit or to render it liable pecuniarily for any purpose.

              (d) Notwithstanding the foregoing, for so long as BPU owns an Interest in the Partnership, it shall have the right to designate (i) the Team Member and (ii) one Director of Corpus GP.

       10.2 Major Decisions. Notwithstanding the general authority of the General Partner under Section 10.1, the following matters ("Major Decisions") shall require the prior written consent of all Limited Partners (except to the extent (1) a Limited Partner has lost its approval and consent rights pursuant to Section 3.5 or as a result of the transfer of all of its Interest or (2) a Limited Partner transfers part of such Partner's Interest, in which case only the consent of both BPU and Cheniere shall be required pursuant to this Section
10.2 and such Limited Partner's assignee or transferee shall have no right to consent thereto):

                     (i)    the taking of any Bankruptcy Action;

                     (ii) the sale of all or substantially all of the Partnership's Assets;

                     (iii) the assignment of any of the Partnership Assets in trust for the benefit of creditors, or the making or filing, or acquiescence in the making or filing by any other Person, of a petition or other action requesting the reorganization or liquidation of the Partnership under the Bankruptcy Laws;

                     (iv) the merger or consolidation of the Partnership with any other Person;

                     (v) any change of the business purpose of the Partnership or any decision to engage in any activities other than the stated business purpose of the Partnership as set forth in Section 2.3 hereof;

                     (vi) the investment of any excess funds of the Partnership (other than those funds reasonably required for the conduct of the business of the Partnership or reasonable reserves) in other than short-term investment-grade securities;

                     (vii) the redemption, purchase, or repurchase of any Limited Partner's Interest;

                     (viii) the admission of any other or additional general partner to the Partnership;

                     (ix) any action of the General Partner or the Partnership or entry by the Partnership or the General Partner into any agreement which would impair or inhibit the ability to return to BPU pursuant to Section 3.10 hereof the real property contributed by BPU to the Partnership;

                     (x) any and all documentation or agreements necessary or convenient to effect any Major Decision, including any material amendment to any existing Financing Plan, documentation, or agreement.

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

       10.3   Resignation. Corpus GP agrees not to resign as the General
Partner.

       10.4 Remuneration of General Partner; Reimbursement of Expenses. The General Partner shall be reimbursed for its reasonable out of pocket costs in connection with the Partnership including, without limitation, salaries, reasonably allocated overhead expenses, compensation and fees paid to professionals and advisors and travel and lodging expenses incurred by the General Partner or its Affiliates. The reasonableness of any expenses to be reimbursed by the Partnership to the General Partner or its Affiliates shall be determined in good faith in accordance with accepted standards of commercial reasonability.

       10.5   Limitation on Liability of General Partner; Indemnification.

              (a) The General Partner of the Partnership shall not have any liability to the Partnership or the Other Partners for any losses sustained or liabilities incurred as a result of any act or omission of such General Partner unless such act or omission constitutes any breach of the terms of this Agreement, fraud, bad faith, gross negligence, or willful misconduct.

              (b) The Partnership shall indemnify and hold harmless (i) the General Partner, (ii) its managers, officers and employees, and (iii) any officers of the Partnership designated pursuant to Section 10.10 (each, an "Indemnitee") from and against any and all losses, claims, demands, costs, damages, liabilities, expenses of any nature (including reasonable attorneys' fees and disbursements), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits, or proceedings, civil, criminal, administrative, or investigative, in which an Indemnitee may be involved, or threatened to be involved, as a party or otherwise, arising out of or incidental to the Partnership or the Project, regardless of whether an Indemnitee continues to be a General Partner or a manager, officer or employee of the General Partner at the time any such liability or expense is paid or incurred, if (i) the Indemnitee acted in good faith and in a manner it or he or she reasonably believed to be in, or not opposed to, the best interests of the Partnership, and, with respect to any criminal proceeding, had no reason to believe his or her conduct was unlawful and (ii) the Indemnitee's conduct did not constitute a breach of the provisions of this Agreement, fraud, gross negligence or willful misconduct.

              (c) Expenses incurred by an Indemnitee in defending any claim, demand, action, suit, or proceeding subject to this Section 10.5 shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit, or proceeding, upon receipt by the Partnership of an undertaking by or on behalf of the Indemnitee to repay such amounts if it is ultimately determined that such Person is not entitled to be indemnified as authorized in this Section 10.5. The indemnification provided by this Section
10.5 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, consent of the Partners, as a matter of law or equity, or otherwise, shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee. Subject to the foregoing sentence, the provisions of this Section 10.5 are for the benefit of the Indemnitees and shall not be deemed to create any rights for the benefit of any other Persons.

       10.6 No Guarantee of Return by General Partner. The General Partner does not, in any way, guarantee the return of the Partners' Contributed Equity or a profit for the Partners from the operations of the Partnership. The General Partner shall not be responsible to any Partners because of a loss of their investment in the Partnership or a loss in the operations of the Partnership. The General Partner shall incur no liability to the Partnership or to any of the Partners as a result of engaging in any other business or venture.

       10.7 Other Businesses or Ventures. Each of the Partners, or any Affiliate, manager, officer, agent, or employee of any Partner, may engage in and possess any interest in other businesses or ventures of every nature and description, whether the same are competitive with the Partnership or otherwise, independently or with other Persons and neither the Partnership nor any of the Partners shall have any rights, by virtue of this Agreement or otherwise, in and to such businesses or ventures or the income or profits derived therefrom, or any rights, duties, or obligations in respect thereof.

       10.8 Affiliate Transactions. The Partners contemplate that the General Partner may provide certain services to the Partnership, in accordance with the provisions of this Section 10.8 and that any such services shall be of comparable quality and expertise, and any expenses incurred by the Partnership as the result of such services shall be of a comparable level, as if such services had been provided to the Partnership by an unrelated third party. Without the express written consent of the Limited Partners, which consent shall not be unreasonably withheld, the Partnership and the General Partner shall not
(i) enter into any agreement pursuant to which the Partnership purchases goods and/or services from the General Partner or any Affiliate of the General Partner, provides goods and/or services to the General Partner or any Affiliate of the General Partner, pays any fees or reimbursements to the General Partner or any Affiliate of the General Partner, or (ii) pay or agree to pay to the General Partner or any Affiliate of the General Partner fees in excess of the amounts previously approved by the Limited Partners in accordance with this
Section 10.8.

       10.9   Removal of Corpus GP as General Partner.

Corpus GP may be removed as the General Partner of the Partnership as follows:

              (a)    by Cheniere and BPU upon the agreement of both parties; or

              (b) by any Limited Partner upon the material breach by the General Partner of any provision of this Agreement, and such breach is not cured within one hundred twenty (120) days of receiving written notice.

Upon the removal of the General Partner by the Limited Partners for any reason, the Limited Partners shall appoint a new General Partner by unanimous vote.

       10.10  Officers and Employees.

              (a) The General Partner may, from time to time, designate one or more Persons to be officers of the Partnership. Any officers so designated shall have such authority and perform such duties as the General Partner may, from time to time, delegate to them. The General Partner may assign titles to particular officers. Unless the General Partner decides otherwise, if the title is one commonly used for officers of a business corporation formed under the General Corporation Law of the State of Delaware, the assignment of such title shall constitute the delegation to such officer of the authority and duties that normally are associated with that office, subject to (i) any specific delegation of authority and duties made to such officer by the General Partner, (ii) all standards of care and restrictions applicable to the General Partner hereunder, and (iii) the general direction and control of the General Partner. The officers shall hold office until their successors shall be duly designated and shall qualify, until their death, or until they shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same Person. Reasonable salaries shall be paid to officers of the Partnership for their services as officers as determined by the General Partner.

              (b) Any officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the General Partner. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any officer may be removed as such, either with or without cause, by the General Partner whenever in its judgment the best interests of the Partnership will be served thereby; provided, however, that such removal shall be without prejudice to the contract rights, if any, of the Person so removed. Any vacancy occurring in any office of the Partnership may be filled by the General Partner.

              (c) The General Partner shall be entitled in its reasonable discretion to hire employees, including officers, as it deems necessary (including any officers, members or managers of the General Partner) and to pay such employees as the General Partner deems fit, in its reasonable discretion.

              (d) No officer of the Partnership shall have any liability to the Partnership or the Partners for any losses sustained or liabilities incurred as a result of any act or omission of such officer if (i) the officer acted in good faith and in a manner he or she reasonably believed to be in the interests of the Partnership and (ii) the conduct of the officer did not constitute actual fraud, gross negligence, or willful misconduct.

                                   ARTICLE XI
                                    COVENANTS

       11.1 Covenants of the Partnership and the Partners. The Partnership and each Partner hereby covenant as follows:

              (a) Each member of the Partnership and each Partner shall comply with all of its obligations under this Agreement.

              (b) Each member of the Partnership and the General Partner shall at all times remain in compliance with the provisions of Section 11.2 hereof.

              (c) The Partnership and the General Partner shall keep proper books of records and accounts in which full, true and correct entries shall be made of all dealings and transactions in relation to its respective business and activities.

              (d) Each other Partner agrees that it shall not file or cause to be filed any petition or other proceedings by or against the Partnership or the General Partner that would become the subject of bankruptcy, insolvency or other similar proceedings or cause any other Bankruptcy Action, nor shall it consent to or acquiesce in any such filing or other proceedings or Bankruptcy Action, except in each case a Bankruptcy Action that has been approved by all of the Partners and by the General Partner pursuant to Section 10.2.

              (e) The General Partner shall not cause the Partnership to elect to be taxed as a corporation for federal income tax purposes.

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

              (f) Each member of the Partnership and each Partner shall act in good faith and with commercial reasonableness with respect to any action taken or declined on behalf of or with respect to the Partnership, including, without limitation, the preparation, negotiation, or execution of any agreement to which the Partnership or such Partner is a party, and with respect to any approval or consent granted or withheld as required or permitted pursuant to this Agreement.

       11.2 Covenants of the Partnership and the General Partner. Each of the Partnership and the General Partner covenant that:

              (a) The Partnership and the General Partner each shall preserve, renew and keep in full force and effect its existence (except, in the case of the Partnership, in connection with a dissolution required by this Agreement) and shall take all reasonable action to maintain all material rights, privileges and franchises necessary or desirable in the normal conduct of its business, and shall comply with all Requirements of Law.

              (b) Each of the Partnership and the General Partner shall continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect their partnership or corporate existence, as the case may be, and take all reasonable action to maintain all material rights, privileges and franchises necessary or desirable in the normal conduct of its business; comply with all Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

              (c) It will (i) maintain and prepare financial reports, financial statements, books and records and bank accounts separate from those of its Affiliates, any constituent party and any other Person and maintain its books, records, resolutions and agreements as official records, (ii) will not permit any Affiliate or constituent party independent access to its bank accounts, and (iii) unless otherwise required under the I.R.C., will file its own tax returns.

              (d) It will not commingle the funds and other assets of the Partnership with those of any Affiliate or constituent party, or any other Person, and shall hold its assets in its own name.

              (e)    It shall conduct its own business in its own name.

              (f) It is and will remain solvent and shall pay its debts and liabilities (including employment and overhead expenses) from its assets as the same shall become due.

              (g) It has done or caused to be done and shall do all things necessary to observe partnership or corporate formalities, as applicable, and preserve its existence, and it shall not, nor will it permit any constituent party to, amend, modify or otherwise change the certificate of limited partnership, this Agreement, the certificate of incorporation or bylaws, or the partnership agreement or other organizational documents of the Partnership or the General Partner, as applicable, or such constituent party in a manner contrary to the provisions of this Section 12.2.

              (h) It shall pay the salaries of its own employees and maintain a sufficient number of employees in light of its contemplated business operations.

              (i) It shall compensate each of its consultants and agents from its own funds for services provided to it and pay from its own assets all obligations of any kind incurred.

              (j) It does not and shall not guarantee, become obligated for, or hold itself or its credit out to be responsible for, the debts or obligations of any other Person or the decisions or actions respecting the daily business or affairs of any other Person.

              (k) It shall not cause or permit the Partnership to acquire obligations or securities of any Affiliate or any of the Partners. It shall not buy or hold any evidence of indebtedness issued by any other Person, other than cash and investment-grade securities.

              (l) It will allocate fairly and reasonably the cost of (i) any overhead for any office space shared with any Partner or with any Affiliate of any Partner, and (ii) any services (such as asset management, legal and accounting) that are provided jointly to the Partnership and one or more Affiliates.

              (m) It will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other Person. In the event that the Partnership or the General Partner knows of any misunderstanding regarding the separate identity of the Partnership or the General Partner, the Partnership or the General Partner shall correct such misunderstanding.

              (n) It shall not identify itself or any of its Affiliates as a division or part of any other Person.

              (o) It will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

              (p) It has and shall maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or constituent party, or any other Person.

              (q) The General Partner and the Partnership shall proceed with the development and completion of the Project in a timely and expeditious manner and will use good faith, commercially reasonable efforts to obtain Project Approval.

              (r) The General Partner shall market capacity in the Project in a manner that it deems reasonable. To the extent that the General Partner offers such capacity to the Limited Partners, it shall do so pro rata based on their Percentage Interest and at similar terms and conditions.

              (s) It shall not take any action or enter into any agreement which would be detrimental to the best interests of the Partnership or which would make it impossible to carry out the business of the Partnership.

              (t) The General Partner shall not take any action or enter into any transaction or agreement which might be viewed at the time of such action, transaction, or agreement as trading against or contrary to the best interests of the Partnership.

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

                                   ARTICLE XII
                               RECORDS AND REPORTS

       12.1 Maintenance and Inspection of Partner Register. The Partnership shall maintain at its principal place of business a record of its Partners, giving the names and addresses of all Partners and the Percentage Interest held by each Partner. Subject to such reasonable standards (including standards governing what information and documents are to be furnished and at whose expense) as may be established by the General Partner from time to time, each Partner has the right to obtain from the Partnership from time to time, upon reasonable demand for any purpose reasonably related to the Partner's interest as a Partner of the Partnership, a record of the Partnership's Partners.

       12.2 Maintenance and Inspection of Partnership Agreement. The Partnership shall keep at its principal place of business the original or a copy of this Agreement as amended to date, which shall be open to inspection by the Partners at all reasonable times during office hours.

       12.3 Maintenance and Inspection of Other Records. The accounting books and records, minutes of proceedings of the Partners and the General Partner and any committees or delegates of the General Partner, and all other information pertaining to the Partnership that is required to be made available to the Partners under the Act shall be kept at such place or places designated by the General Partner or in the absence of such designation, at the principal place of business of the Partnership. The minutes shall be kept in written form and the accounting books and records and other information shall be kept either in written form or in any other form capable of being converted into written form. The books of account and records of the Partnership shall be maintained in accordance with GAAP consistently applied during the term of the Partnership, wherein all transactions, matters, and things relating to the business and properties of the Partnership shall be currently entered. Minutes, accounting books and records, and all other Partnership information, records, documents, and agreements shall be open to inspection upon the written demand of any Partner at any reasonable time during usual business hours for a purpose reasonably related to the Partner's interests as a Partner. Any such inspection shall be made in person or by in agent or attorney and shall include the right to copy and make extracts at the expense of the Partnership.

                                  ARTICLE XIII
                        BOOKS, FINANCIALS AND TAX MATTERS

       13.1 Books and Records. The Partnership shall maintain at its principal place of business books of account that accurately record all items of income and expenditure relating to the business of the Partnership and that accurately and completely disclose the results of the operations of the Partnership. Such books of account shall be maintained according to GAAP consistently applied and on the basis of the fiscal year. Each Partner shall have the right to inspect and copy, at the Partnership expense, the Partnership's books and records at any time during normal business hours without notice to any other Partner. A general accounting and audit shall be taken by the Partnership Accountant for each fiscal year, at the expense of the Partnership. The audit shall be conducted in accordance with generally accepted auditing standards.

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

       13.2   Financial Reports.

              (a) Subject to the provisions of Sections 3.4 and 3.6 hereof, the Partnership will furnish to the Partners (i) within thirty (30) days after the close of each calendar quarter quarterly unaudited financial statements of this Partnership, (ii) within ninety (90) days after the close of each calendar year, audited annual financial statements of this Partnership, and (iii) beginning in 2003, no fewer than sixty (60) days prior to the end of each fiscal year of the Partnership, an annual budget for the following year of the Partnership, supplemented by updates to such budgets as necessary to provide reasonably current and accurate information, which budgets shall be consistent with any Financing Plan prepared, submitted, or approved in accordance with
Section 3.6 hereof; provided, however, that in the event any Partner becomes subject to more restrictive filing requirements, including any rules or regulations adopted by the Securities and Exchange Commission, the Partnership will furnish the financial statements at least fifteen (15) days prior to the date of such Partner's required filings.

              (b) In addition to the foregoing, during the Construction Period, the General Partner shall provide to the Limited Partners, at least monthly, reports detailing the status of the Project and a comparison of actual results versus projected results, and will include the Limited Partners, either in person or telephonically in accordance with Article VIII hereof, in all material meetings regarding the status and progress of the Project.

       13.3 Tax Returns. The General Partner shall cause the Partnership Accountant to prepare all income tax and other tax returns of the Partnership which shall be filed by the Partnership Accountant with the appropriate taxing authority. The General Partner shall furnish to each Partner a copy of all such filed returns together with all schedules thereto and such other information which each Partner may request in connection with such Partner's own tax affairs. All such returns, schedules and information shall be provided to the Partners at the expense of the Partnership.

       13.4 Tax Elections. The General Partner may elect to cause or require the Partnership to make the election provided for in I.R.C. Section 754 for the fiscal year that includes the date hereof and maintain a record of the adjustments to basis of Partnership Assets resulting from that election. Such election may be made on the federal and, if applicable, the state and local income tax returns for such fiscal year. All costs incurred by the Partnership in connection with such election and the maintenance of such records shall be an expense of the Partnership.

       13.5 Tax Matters Partner. The General Partner is hereby designated the Tax Matters Partner (as defined in the I.R.C.) on behalf of the Partnership.

              (a) Without the unanimous consent of the Partners, the Tax Matters Partner shall have no right to extend the statute of limitations for assessing or computing any tax liability against the Partnership or the amount of any Partnership tax item.

              (b) The Tax Matters Partner may file a petition for readjustment of any Partnership tax item (in accordance with I.R.C. Section 6226(a)) in the United States Tax Court if the Partners unanimously agree to file such petition.

              (c) The Tax Matters Partner shall, within ten (10) business days of receipt thereof, forward to each Partner a photocopy of any correspondence relating to the Partnership received from the Internal Revenue Service. The Tax Matters Partner shall, within ten (10)

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

business days thereof, advise each Partner in writing of the substance of any conversation held with any representative of the Internal Revenue Service.

              (d) Any reasonable costs incurred by the Tax Matters Partner for retaining accountants and/or lawyers on behalf of the Partnership in connection with any Internal Revenue Service audit of the Partnership shall be expenses of the Partnership. Any accountants and/or lawyers retained by the Partnership in connection with any Internal Revenue Service audit of the Partnership shall be selected by the Tax Matters Partner.

       13.6 The Partnership Accountant. The Partnership shall retain as the regular accountant and auditor for the Partnership ("Partnership Accountant") a nationally recognized independent accounting firm designated by the General Partner. The fees and expenses of the Partnership Accountant shall be a Partnership expense.

                                   ARTICLE XIV
                          NONDISCLOSURE OF INFORMATION

       14.1   Confidentiality.

              (a) Subject to Section 14.1 (b), all disclosures of trade secrets, know-how, financial information or other confidential information made by the Partnership to any Partner or made by any Partner under or in connection with this Agreement, shall be received and maintained in confidence by the recipient during the term hereof and for three (3) years after dissolution of the Partnership and each Partner shall treat all such trade secrets, know-how, financial information or other confidential information as confidential except:

                     (i) as to the Persons directly responsible for the performance of the obligations of this Agreement and for the effective operation of the Partnership;

                     (ii) as to the professional advisors of the Partners and the Partnership;

                     (iii) as to such disclosures to customers of the Partnership as are necessary for the effective carrying on of business by the Partnership;

                     (iv) as to such information as is required by law to be disclosed by the Partners or the Partnership, including, without limitation, disclosures to comply with Securities and Exchange Commission filing requirements, after providing Corpus GP prior written notice of the form and content of such disclosure and providing Corpus GP a reasonable opportunity to comment on such disclosure; and

                     (v) as to such information as is or may fall within the public domain otherwise than in violation of the provisions of this Section 14.1.

              (b) Each Partner shall have reasonable access to confidential information, know-how and work product (including third-party reports and agreements) produced in connection with the Project, and shall be entitled to use such confidential information, with the consent of the General Partner, which consent shall not be unreasonably withheld, for any purpose that is not directly competitive with the Partnership. Further, the General Partner and its Affiliates are entitled to use any confidential information that is directly related to the Project, including any know-how and third-party reports, documents, agreements or work products, in connection with the development or operation of any other business or venture, including the funding thereof; provided, however, that to the extent that any Partner receives any information of a confidential nature pertaining to any other Partner but not directly related to the Project, the Partner receiving such information shall be prohibited from revealing, disclosing, or employing such information without the prior written consent of the Partner with whom such information is concerned. The General Partner and its Affiliates may hire any third-party consultant, advisor, counsel or other service provider employed by the Partnership and such Party may use any work-product or know-how developed on behalf of the Partnership in providing services to such Partner or its Affiliates.

       14.2 Duty of Care. Each Partner will take such steps as lie within its power to assure that all of its employees, agents, officers, directors, and managers, and the employees, agents, officers, directors, and managers of the Partnership to whom confidential information is disclosed take all proper precautions to prevent the unauthorized disclosure and use of the confidential information referenced in Section 14.1.

                                   ARTICLE XV
                                 TRANSFERABILITY

       15.1   Transferability of Interests.

             (a) Subject to the provisions of Section 15.4 hereof and with the prior written consent of the General Partner, which consent shall not be unreasonably withheld or delayed unless the General Partner reasonably determines that such transfer would have a Material Adverse Effect on the Partnership, each of the Limited Partners may transfer all or part of its Interest in the Partnership (including the transfer of any rights to receive or share in profits, losses, income, distributions or the return of contributions); provided, that (1) such transferring Limited Partner gives written notice (including the name and address of the proposed purchaser, transferee, or assignee and the date of such transfer) to the Partnership and the non-transferring Partners, (2) such transferring Limited Partner shall not transfer all or any part of any Interest to any person or entity that competes directly with any other Partner unless waived by that Partner, (3) prior to any transfer, such transferring Limited Partner has provided to the Partnership assurance reasonably satisfactory to the General Partner that the transferring Limited Partner and the purchaser of such Limited Partner's Interest have complied with all applicable state and federal securities laws, and (4) such transferring Limited Partner shall not transfer a partial Interest in the Partnership constituting less than ten percent (10%) of the then-outstanding interests in the Partnership.

              (b) Notwithstanding anything to the contrary contained herein or under the Act, except as provided in Section 3.10, no Partner shall have the right to resign from the Partnership.

       15.2 Option to Purchase. Should Cheniere desire to sell the entirety of its Interest in the Project to a non-Affiliated third party ("Non Affiliated Third Party"), and said Non Affiliated Third Party desires to purchase the BPU Interest, then Cheniere shall have the option to purchase BPU's Interest for the fair market value of the Interest. The fair market value of BPU's Interest shall be equal to the per-one-percent price being paid to Cheniere by the Non Affiliated Third Party for Cheniere's Interest being sold multiplied by BPU's Interest percentage at the time of such sale. Further, in the event that BPU (or its permitted transferees or assigns), proposes to or does attempt to transfer, assign, distribute, pledge, hypothecate, encumber or otherwise dispose of ("Transfer") all or any part of its Interest ("Offered Interest") to any other

Person, the Offered Interest shall be for a purchase price payable entirely in cash and shall first be offered for sale to Cheniere in accordance with this
Section 15.2. BPU shall deliver a notice to Cheniere (the "Offer Notice") containing a description of the proposed Transfer and the terms thereof, and such Offer Notice shall contain an offer to sell to Cheniere the Offered Interest. Such offer to sell shall contain the same terms and conditions and shall be for the same consideration as offered to such other Person. For a period of thirty (30) days after such Offer Notice is received by Cheniere, Cheniere may, by notice to BPU accept the offer to acquire such Offered Interest. In the event that Cheniere does not agree to purchase the Offered Interest, BPU shall have the right to proceed with the sale or transfer on the terms specified in the Offer Notice; provided, however, that if BPU does not consummate such sale or transfer within ninety (90) days after the date of the Offer Notice or proposes to consummate the transaction on terms that differ in any material respect from the terms set forth in the Offer Notice, the option contemplated by this Section 15.2 shall again be applicable..

       15.3 BPU Right to Sell. Notwithstanding any other provision herein contained, in the event of any Change of Control of the Partnership or of the General Partner, BPU shall have the right to sell to the Partnership all, but not less than all of its Interest (the "BPU Put Option"). The BPU Put Option shall be exercised by written notification to the then General Partner, if at all, within ninety (90) days following the later of (a) the occurrence of a Change of Control of the Partnership or of the General Partner, or (b) the date upon which BPU discovers or is informed of any Change of Control of the Partnership or of the General Partner. In the event that BPU exercises the BPU Put Option, the Partnership shall be required to purchase all, but not less than all, of the Interest owned by BPU for the Fair Value of such BPU's Interest (as hereinafter defined). In order to determine the Fair Value of BPU's Interest, the Partnership shall have conducted by a qualified appraiser, at the Partnership's expense, an appraisal of the fair market value of the Partnership as a whole (the "First Appraisal"). Within seven (7) days following BPU's notification by the Partnership of the First Appraisal, BPU shall either (m) accept the First Appraisal, at which time the First Appraisal shall be deemed to be the "Accepted Value," or (n) have conducted by a qualified appraiser, at BPU's expense, an appraisal of the fair market value of the Partnership (the "Second Appraisal"). If the value reported in the Second Appraisal is within five percent (5%) of the value reported in the First Appraisal, then the average of the two (2) values shall be deemed to be the "Accepted Value." If, however, the value reported in the Second Appraisal differs from the value reported in the First Appraisal by a factor of greater than five percent (5%), then the appraisers who performed the First Appraisal and the Second Appraisal shall appoint a third appraiser to, at the expense of the Partnership, conduct an appraisal of the fair market value of the partnership (the "Third Appraisal"). If for any reason the appraisers who performed the First Appraisal and the Second Appraisal are unwilling or unable to appoint a third appraiser, then the Partnership shall engage the Houston, Texas, office of the American Arbitration Association to appoint a third appraiser to perform the Third Appraisal. The value reported in the Third Appraisal, if required, shall be deemed to be the "Accepted Value of the Partnership. The "Fair Value" of BPU's Interest shall be equal to the greater of (y) Accepted Value of the Partnership multiplied by BPU's Percentage Interest without consideration of any minority or other discount, or (z) the total value of BPU's contributions to the capital of the Partnership as reported on the financial statements of the Partnership. The Partnership shall pay to BPU, in complete redemption of BPU's Interest, the Fair Value of BPU's Interest via cash or other immediately available and verifiable funds within sixty (60) days following the determination of the Fair Value of BPU's Interest.

       15.4 BPU Tag-Along Right. In the event that the General Partner or any Affiliate of the General Partner (each a "Selling Partner") receives a bona fide good faith written offer from an unrelated third party to purchase all or any part of its Interest, BPU shall have the option to

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

require such third party to also agree at the same per-one-percent price and other terms and conditions as set forth in the offer to such Selling Partner to purchase the same proportion of its Interest. The Selling Partner shall give prompt notice to BPU of any such bona fide third-party offer, which notice shall include the proposed per-one-percent purchase price and other terms contained in the offer. BPU may exercise its rights pursuant to this Section, if at all, with written notice of such exercise to the Partnership and the Selling Partner within fifteen (15) days after receipt of the offer notice from the Selling Partner.

                                   ARTICLE XVI
                              SUBSTITUTED PARTNERS

Any transferee acquiring the Interest of a Partner as permitted under Article XV shall be deemed admitted as a substituted Partner with respect to the Interest transferred concurrently with the effectiveness of such transfer (provided that such transferee, unless already a Partner, shall, as a condition to such admission, execute a counterpart of this Agreement, agreeing thereby to be bound by all of the terms and conditions hereof), and such substituted Partner shall be entitled to all of the rights and benefits under this Agreement of the transferor of such Interest. No purported transfer of any Interest, or any portion thereof or Interest therein, in violation of the terms of this Agreement (including any transfer occurring by operation of law) shall vest the purported transferee with any rights, powers, or privileges hereunder, and no such purported transferee shall be deemed for any purposes as a Partner hereunder or have any right to vote or consent with respect to Partnership matters, to inspect Partnership records, to maintain derivative proceedings, to maintain any action for an accounting or to exercise any other rights of a Partner hereunder or, under the Act.

                                  ARTICLE XVII
                WAIVER OF PARTITION/COVENANT AGAINST RESIGNATION

       17.1 Waiver of Partition. No Partner shall, either directly or indirectly, take any action to require partition, file a bill for Partnership accounting or appraisement of the Partnership or of any of its assets or properties or cause the sale of any Partnership Assets, and notwithstanding any provisions of applicable law to the contrary, each Partner (and each of his legal representatives, successors, or assigns) hereby irrevocably waives any and all rights it may have to maintain any action for partition or to compel any sale with respect to his Partnership Interest, or with respect to any assets or properties of the Partnership, except as expressly provided in this Agreement.

       17.2 Covenant Not to Resign or Dissolve. Notwithstanding any provision of the Act to the contrary, each Partner hereby covenants and agrees that the Partners have entered into this Agreement based on their mutual expectation that all Partners will continue as Partners and carry out the duties and obligations undertaken by them hereunder and that, except as otherwise expressly required or permitted hereby, each Partner hereby covenants and agrees not to (a) take any action to file a certificate of dissolution or its equivalent with respect to itself, (b) voluntarily take any Bankruptcy Action, (c) withdraw or attempt to withdraw from the Partnership, (d) exercise any power under the Act to dissolve the Partnership, (e) transfer all or any portion of his Interest in the Partnership in violation of Article XV, (f) petition for judicial dissolution of the Partnership, or (g) demand a return of such Partner's contributions or profits (or a bond or other security for the return of such contributions or profits) except to the extent provided under this Agreement.

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

                                  ARTICLE XVIII
                               ADDITIONAL PARTNERS

Subject to the provisions of Section 3.6 hereof, additional Partners may be admitted to the Partnership only with the approval of all the Limited Partners and the Contributed Equity and the Percentage Interest of any additional Partner shall be as determined by the Limited Partners approving the admission (and the Percentage Interest of all Other Partners shall be adjusted to reflect the Percentage Interest granted to the additional Partner, pro rata based on relative Percentage Interests immediately prior to the admission of the additional Partner). Any additional Partner shall execute a counterpart of this Agreement, agreeing thereby to be bound by all of the terms and provisions hereof; provided that prior to or concurrently with the admission of an additional Partner, the Partners shall adopt such amendments to this Agreement as they deem appropriate to cause the provisions hereof that contemplate only three (3) Partners to be appropriately modified to operate in the context of four (4) or more Partners.

                                   ARTICLE XIX
                                   DISSOLUTION

       19.1   Dissolution.

              (a) The Partnership shall be dissolved upon the earliest to occur of the following:

       (1) all or substantially all of the Partnership Assets have been sold, taken in condemnation, or otherwise disposed and reduced to cash;

       (2)    the Partners unanimously elect to dissolve the Partnership;

       (3) the occurrence of any other event causing a dissolution of the Partnership under the Act.

              (b) Subject to the provisions of Section 3.10 hereof, upon dissolution of the Partnership the General Partner, or such other Person as is designated by a Majority of the Partners (such Person being herein referred to as the "Liquidator") shall proceed to wind up the business and affairs of the Partnership in accordance with the terms hereof and the requirements of the Act. A reasonable amount of time shall be allowed for the period of winding-up in light of prevailing market conditions and so as to avoid undue loss in connection with any sale of Partnership Assets. This Agreement shall remain in full force and effect during the period of winding-up.

              (c) In connection with the winding-up of the Partnership, before the later to occur at the end of the fiscal year of the Partnership or the ninetieth day after the liquidation of the Partnership within the meaning of
Section 1.704-1(b)(2)(ii)(g) of the Regulations, the proceeds from the sale of Partnership Assets shall be distributed as follows:

       (1) to creditors, including Partners who are creditors in satisfaction of liabilities of the Partnership (whether by payment or the making of reasonable provision for payment thereof); and

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

       (2)    thereafter to Partners in accordance with Section 5.2 hereof.

              (d) If distributions are insufficient to return to any Partner the full amount of such Partner's Contributed Equity, such Partner shall have no recourse against any other Partner. No Partner shall have any obligation to restore, or otherwise pay to the Partnership, any other Partner, or any third party, the amount of any deficit balance in such Partner's Capital Account upon dissolution and liquidation. Following the completion of the winding-up of the affairs of the Partnership and the distribution of the proceeds from the sale of Partnership Assets, the Partnership shall be deemed terminated and the Liquidator shall file a certificate of cancellation with the Secretary of State of the State of Delaware as required by the Act.

       19.2 Deemed Liquidation. If no dissolution event has occurred, but the Partnership is deemed liquidated for federal income tax purposes within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations, as a result of a Partnership termination, as defined in I.R.C. Section 708(b)(1)(B), such termination will be treated in accordance with Section 1.708-1(b)(1)(4) of the Regulations.

       19.3 Bankruptcy, etc., of a Limited Partner. No event with respect to a Limited Partner, including the death, withdrawal, termination (in the case of a Limited Partner that is a partnership), dissolution (in the case of a Limited Partner that is a corporation), retirement or adjudication as a bankrupt of a Limited Partner, shall dissolve the Partnership, but the rights of such Limited Partner to share in the profits and losses of the Partnership and to receive distributions of the Partnership funds shall, upon the happening of such an event, pass to the Limited Partner's legal representative, or successors in interest, as the case may be, subject to this Agreement, and the Partnership shall continue as a limited partnership. In no event shall such Limited Partner's legal representative, or successors in interest, become a substitute Partner except as provided in Article XVI.

                                   ARTICLE XX
                               DISPUTE RESOLUTION

Unless expressly provided otherwise in this Agreement, any and all disputes arising under the terms of this Agreement ("Arbitrable Dispute") shall be referred to and resolved through the use of binding arbitration using three (3) arbitrators, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and the Federal Arbitration Act (Title 9 of the United States Code). If there is any inconsistency between this Article and any of said statute or rules, the terms of this Article shall control the rights and obligations of the parties. Arbitration shall be initiated within the applicable time limits set forth in this Agreement and not thereafter or if no time limit is given, within the time period allowed by the applicable statute of limitations. Arbitration shall be initiated by one (1) party ("Claimant") serving written notice on the other party ("Respondent") that the Claimant elects to refer the Arbitrable Dispute to binding arbitration and that the Claimant has appointed an arbitrator who shall be identified in such notice. The Respondent shall respond to the Claimant within thirty (30) days after receipt of Claimant's notice, identifying the arbitrator Respondent has appointed. The two (2) arbitrators so chosen shall select a third arbitrator within thirty (30) days after the second arbitrator has been appointed. In the event that they are unable or fail to do so, or if one party fails or refuses to appoint its party-appointed arbitrator, the Chief Judge of the United States District Court for the Southern District of Texas shall appoint an arbitrator to satisfy the duties of the arbitrator not appointed as provided above. Claimant shall pay the compensation and expenses of the arbitrator named by or for it, and Respondent shall pay the compensation and expenses of the arbitrator named by or for it. Claimant and Respondent shall each pay one-half of the

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

compensation and expenses of the third arbitrator. Unless expressly provided otherwise in this Agreement, all arbitrators must be neutral parties who have never been officers, directors or employees of the parties or any of their Affiliates. The hearing shall be conducted in Houston, Texas, and shall be commenced within thirty (30) days after the selection of the third arbitrator. The parties and the arbitrators shall proceed diligently and in good faith in order that the award shall be made as promptly as possible. The decision of the arbitrators shall be binding on and non-appealable by the parties. Judgment on the arbitration award may be entered and enforced in any court having jurisdiction over the parties or their assets. The arbitrators shall not have the authority to grant or award indirect, consequential, punitive or exemplary damages.

                                   ARTICLE XXI
                                  MISCELLANEOUS

       21.1 Amendments. Amendments to this Agreement may be made at any time by the General Partner and shall be adopted, but shall be effective as an amendment hereto only upon written approval by Cheniere and BPU (but not their transferees or assignees).

       21.2 Checks, Drafts, Evidence of Indebtedness. All checks, drafts, or other orders for payment of money, notes, or other evidence of indebtedness issued in the name of or payable to the Partnership shall be signed or endorsed in such manner and by such Person or Persons as shall be designated from time to time in accordance with the resolution of the General Partner.

       21.3 Notices. All notices and other communications required or permitted to be given or made under this Agreement shall be given or made in writing. Such notices shall be delivered by hand delivery, by facsimile (or similar electronic means) or by a nationally recognized overnight courier, fees prepaid, addressed as follows:

       If to Corpus GP:                 Corpus Christi LNG - GP
                                        333 Clay St., Suite 3400
                                        Houston, TX 77002
                                        Attn: Charif Souki
                                        Fax: (713) 659-5459

       If to BPU:                       BPU, LLC
                                        c/o Sherwin Alumina, LP
                                        Attn: Peter Bailey
                                        P.O. Box 9911
                                        Corpus Christi, Texas 78469

       With copy to:                    Seyfarth Shaw
                                        Attn: James H. Kaminer, Jr.
                                        1545 Peachtree Street NE
                                        Suite 700
                                        Atlanta, Georgia 30309

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

       If to Cheniere:                  Cheniere LNG, Inc.
                                        333 Clay St., Suite 3400
                                        Houston, TX 77002
                                        Attn: Charif Souki
                                        Fax: (713) 659-5459

              copy to:                  Andrews & Kurth, LLP
                                        600 Travis, Suite 4200
                                        Houston, TX  77002
                                        Attn: Michael Overman
                                        Fax: (713) 220-4285

Any party may make changes, additions or deletions to its address for the purpose of this Section 21.3 by notice to the other parties given in the manner set forth above.

       21.4 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the state of Delaware (without regard to principles of conflicts of laws).

       21.5 Headings. The Article and Section headings of this Agreement are for convenience only, do not form a part of this Agreement, and shall not in any way affect the interpretation hereof.

       21.6 Extension Not a Waiver. No delay or omission in the exercise of any power, remedy or right herein provided or otherwise available to a Partner or the Partnership shall impair or affect the right of such Partner or the Partnership thereafter to exercise the same. Any extension of time or other indulgence granted to a Partner hereunder shall not otherwise alter or affect any power, remedy or right of any other Partner or of the Partnership, or the obligations of the Partner to whom such extension or indulgence is granted.

       21.7 Publicity. No Partner shall issue any press release or otherwise publicize or disclose the terms of this Agreement or the terms of the Partners' acquisition of the Interests in the Partnership, without the consent of the General Partner, except as such disclosure may be made in the course of normal reporting practices by a Partner to its partners, shareholders, consultants or members or as otherwise required by law. Provided, however, the General Partner shall have the right to publicize, advertise and otherwise promote the facility and its associated services in a manner it reasonably deems desirable.

       21.8 Construction and Amendment. No oral explanation of or oral information relating to this Agreement offered by either party hereto shall alter the meaning or interpretation of this Agreement.

       21.9 Further Action. Each Partner agrees to perform all further acts and execute, acknowledge, and deliver any documents which may be reasonably necessary, appropriate, or desirable to carry out the provisions of this Agreement.

       21.10 Variation of Pronouns. All pronouns and any variations thereof shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person or Persons may require.

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

       21.11 Successors and Assigns. Subject to the restrictions on transfer set forth in Article XV, this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

       21.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same agreement.

       21.13 Ambiguities. All of the parties to this Agreement have participated in the negotiation and drafting hereof. Accordingly, it is understood and agreed that the general rule that ambiguities are to be construed against the drafter shall not apply to this Agreement. In the event that any language of this Agreement is found to be ambiguous, each party shall have an opportunity, in any legal proceeding, to present evidence as to the actual intent of the parties with respect to any such ambiguous language.

       21.14 Time of the Essence. Time is of the essence of this Agreement and each provision hereof.

       21.15 Entire Agreement. The terms and conditions contained herein and in the associated agreements constitute the entire agreement between the Partners concerning the subject matter hereof, and shall supersede all previous communications, either oral or written, between the parties hereto, and no agreement or understanding varying or extending this Agreement shall be binding upon either Partner unless in writing, signed by a duly authorized officer or representative of each Partner.

                     [REST OF PAGE LEFT INTENTIONALLY BLANK]

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

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first set forth above.

                               GENERAL PARTNER:

                                  CORPUS CHRISTI LNG-GP, INC.

                                  By:
                                      ------------------------------------------
                                      Name: Charif Souki
                                      Title: President and Chairman of the Board

                               LIMITED PARTNERS:

                                  BPU LNG

                                  By:
                                      ------------------------------------------
                                      Name: Peter Bailey
                                      Title: Chief Executive Officer

                                  CHENIERE LNG, INC.

                                  By:
                                      ------------------------------------------
                                      Name: Charif Souki
                                      Title: President

                                       42